UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Otonomy, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OTONOMY, INC.

Dear Stockholder:

You are invited to attend a special meeting of stockholders (the “Special Meeting”) of Otonomy, Inc., a Delaware corporation (“Otonomy”), which will be held on March 24, 2023 at 8:00 a.m. Pacific Time, as it may be adjourned or postponed from time to time. The Special Meeting will be conducted virtually via live webcast. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/OTIC2023SM, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

The attached Notice of Special Meeting of Stockholders and proxy statement contain details of the business to be conducted at the Special Meeting.

Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Special Meeting, you will be able to change your vote or revoke your proxy, even if you have previously submitted your proxy.

On behalf of Otonomy, I would like to thank you for your continued support.

Sincerely,

Paul E. Cayer
President, Secretary, Chief Financial and Business Officer

OTONOMY, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date	March 24, 2023 at 8:00 a.m. Pacific Time

Place	The special meeting of stockholders (the “Special Meeting”) of Otonomy, Inc. (“Otonomy”) will be a completely virtual meeting of stockholders, to be conducted via live webcast. You will be able to attend the Special Meeting virtually, submit questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/OTIC2023SM.

Items of Business

•  To consider and vote upon a proposal to approve the voluntary dissolution and liquidation (the “Dissolution”) of Otonomy pursuant to a Plan of Dissolution in substantially the form attached to the accompanying proxy statement as Appendix A (such plan, the “Plan of Dissolution,” and such proposal, the “Dissolution Proposal”).

•  To grant discretionary authority to Otonomy’s board of directors (the “Board”) to adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person (including virtually) or by proxy voting in favor of the Dissolution Proposal (such proposal, the “Adjournment Proposal”).

•  To transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting by or at the direction of the Board.

Board Recommendations

After careful consideration of a number of factors, as described in the attached proxy statement, the Board has unanimously determined that the Dissolution is advisable and in the best interests of Otonomy and its stockholders.

The Board unanimously recommends that you vote “FOR” both the Dissolution Proposal and the Adjournment Proposal.

Record Date	The close of business on February 3, 2023 (the “Record Date”). Only stockholders on the Record Date are entitled to receive notice of, and to vote at, the Special Meeting.

Proxy Voting	IMPORTANT

Please vote your shares at your earliest convenience. Promptly voting your shares via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card will save the expenses and extra work of additional solicitation. If you wish to vote by mail, an addressed envelope is enclosed, postage prepaid if mailed in the United States. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting, as your proxy is revocable at your option.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on March 24, 2023 at 8:00 a.m. Pacific Time. This proxy statement is available on Otonomy’s website at http://investors.otonomy.com in the Financial Information section of the Investor Relations webpage, and it is being mailed to stockholders on or about February 13, 2023.

By order of the Board of Directors,

Paul E. Cayer
President, Secretary, Chief Financial and Business Officer
February 13, 2023

i

SUMMARY

This summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you. To understand fully the legal requirements for the voluntary dissolution of Otonomy, Inc. (“Otonomy”) under Delaware law and the Special Meeting (as defined below), and for a more complete description of the terms of the Plan of Dissolution, you should carefully read this entire proxy statement and the documents delivered with this proxy statement.

About Otonomy

Historically, Otonomy was dedicated to the development of innovative therapeutics for neurotology. Prior to the delisting of its common stock from The Nasdaq Global Select Market, effective as of December 23, 2022, Otonomy’s common stock was traded on such exchange under the symbol “OTIC.”

General

Otonomy’s Board of Directors (the “Board”) seeks, as a next step in its efforts to maximize stockholder value, to effect Otonomy’s dissolution, including the monetization of Otonomy’s remaining holdings and other assets and the deregistration of Otonomy’s common stock with the Securities and Exchange Commission (“SEC”). In furtherance of these efforts, the Board is presenting the Dissolution Proposal (as defined below) for approval by Otonomy’s stockholders.

At the Special Meeting, Otonomy’s stockholders will be asked to approve the voluntary dissolution and liquidation of Otonomy pursuant to a Plan of Dissolution in substantially the form attached as Appendix A (such plan, the “Plan of Dissolution”), which was approved by the Board on December 13, 2022, subject to stockholder approval. The Board also recommended that Otonomy’s stockholders approve the Plan of Dissolution. Delaware law provides that a corporation may dissolve upon the recommendation of its board of directors, followed by the approval of its stockholders. At the Special Meeting, you will be asked to consider and vote upon proposals to (i) approve the dissolution and liquidation of Otonomy pursuant to the Plan of Dissolution (the “Dissolution Proposal”); and (ii) grant discretionary authority to the Board to adjourn the Special Meeting, from time to time, to a later date or dates, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person (including virtually) or by proxy voting in favor of the Dissolution Proposal (the “Adjournment Proposal”).

If the Plan of Dissolution is approved by Otonomy’s stockholders, Otonomy will file a Certificate of Dissolution with the Delaware Secretary of State dissolving Otonomy. Pursuant to Delaware law, Otonomy will continue to exist for three years after Otonomy’s dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against Otonomy and enabling Otonomy gradually to close its business, to dispose of its property, to discharge its liabilities and to distribute any remaining assets to its stockholders. The Plan of Dissolution also provides for the appointment, at the Board’s discretion, of a manager to oversee the sale of Otonomy’s assets and Otonomy’s liquidation and wind up (such individual, or any successor person(s) as the Board may later designate, the “Manager”). The proportionate interests of all of Otonomy’s stockholders will be fixed on the basis of their respective stock holdings at the close of business on the day prior to the date that the Certificate of Dissolution is filed with the Delaware Secretary of State, which date is referred to as the “Final Record Date.” Otonomy intends to discontinue recording transfers of shares of its common stock on the Final Record Date, and thereafter certificates representing shares of Otonomy’s common stock will not be assignable or transferable on Otonomy’s books except by will, intestate succession or operation of law. After the Final Record Date, any distributions made by Otonomy will be made solely to the stockholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on Otonomy’s books as a result of any assignments by will, intestate succession or operation of law.

Summary of the Plan of Dissolution and Dissolution Process

In connection with the Dissolution (as defined below), Otonomy is required by Delaware law to pay or provide for payment of all of its liabilities and obligations, including making reasonable provision for the payment of contingent obligations. After filing a Certificate of Dissolution with the Delaware Secretary of State, Otonomy shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to:

•	prosecuting and defending suits, whether civil, criminal or administrative, by or against Otonomy;

•	converting Otonomy’s assets into cash or cash equivalents;

•	discharging or making provision for discharging Otonomy’s liabilities;

•	withdrawing from all jurisdictions in which Otonomy is qualified to do business;

•	distributing Otonomy’s remaining property among its stockholders according to their interests; and

•	doing every other act necessary to wind up and liquidate Otonomy’s business and affairs, but not for the purpose of continuing the business for which Otonomy was organized.

Delaware law provides that, following the approval of the Plan of Dissolution by Otonomy’s stockholders, the Board may take such actions as it deems necessary in furtherance of the dissolution of Otonomy and the winding up of its operations and affairs.

Otonomy will pay all of its expenses and other known, non-contingent liabilities (which Otonomy presently estimates at $5,000,000 for the period from January 1, 2023 through March 24, 2023, including payment of certain severance-related expenses incurred in December 2022). In addition, Otonomy expects to reserve approximately $2,300,000 of cash for expenses as well as unknown, contingent and/or conditional liabilities.

Otonomy cannot predict with certainty the amount of any liquidating distributions to its stockholders. However, based on the information currently available to it, Otonomy estimates that the total amount distributed to its stockholders will be in the range between approximately $0.11 and $0.13 per share of common stock. Otonomy’s estimated total distributions are based on, among other things, the fact that, as of December 31, 2022, Otonomy had approximately $10,723,326 in cash, as well as certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in the section of this proxy statement captioned “Conduct of Otonomy Following the Approval of the Plan of Dissolution—Liquidating Distributions.” Otonomy estimates that the initial cash distribution will total $0.11 per share of common stock and this could be followed in the future by one or more distributions totaling up to approximately $0.02 per share of common stock, if it is determined that any reserved amounts no longer need to be reserved. The actual amount distributed in the future could be lower, or there may be no additional cash distribution depending on future expenses as well as unknown, contingent and/or conditional liabilities.

If funds are available and to the extent permitted by Delaware law, Otonomy intends to make liquidating distributions from time to time following the effective date of the filing of the Certificate of Dissolution. Otonomy is unable to predict the precise amount or timing of any liquidating distributions (or whether any liquidating distributions will occur at all), as many of the factors influencing the amount of cash distributed to Otonomy’s stockholders in liquidating distribution(s) and/or the timing of such distributions cannot be currently quantified with certainty and are subject to change. The actual amounts and timing of any liquidating distributions may vary substantially, depending on, among other things, the timing and approval of the Dissolution Proposal, the actual operating expenses Otonomy incurs during the dissolution and wind-up process, Otonomy’s ability to successfully defend, resolve and/or settle any litigation matters that may arise (and the timing of any such successful defense, resolution or settlement), whether Otonomy becomes subject to additional liabilities or claims (and the speed with which Otonomy is able to defend, resolve or discharge any such liabilities or claims), whether Otonomy incurs unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities, and the actual amount and timing of Potential Additional Proceeds that Otonomy receives. Accordingly, Otonomy’s stockholders will not know the exact amount of any liquidating distributions that they may receive as a result of the Plan of Dissolution when they vote on the proposal to approve the Plan of Dissolution; they may receive substantially less than the amount Otonomy currently estimates or that they otherwise expect to receive, including if the Dissolution Proposal is not approved. See the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Any liquidating distributions from Otonomy will be made to stockholders according to their holdings of common stock as of the Final Record Date. Any such distributions to stockholders will be in complete redemption and cancellation of all of the outstanding shares of Otonomy’s capital stock.

Otonomy may, at any time, choose to implement the Plan of Dissolution through a liquidating trust, which, if adopted, would succeed to all of Otonomy’s assets, liabilities and obligations. The Board may appoint one or more of its members, one or more of Otonomy’s officers or employees, or a third party, to act as trustee or trustees of such liquidating trust. If all of Otonomy’s assets are not distributed within three years after the date Otonomy’s dissolution and a judicial extension of this deadline has not been sought or received, Otonomy expects to transfer its remaining assets to a liquidating trust at such time.

During the liquidation of Otonomy’s assets, Otonomy will pay certain of its officers, directors, employees, independent contractors and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. See the section of this proxy statement captioned “Interests of Certain Persons in the Dissolution.” Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services. Otonomy will also continue to indemnify its officers, directors, employees, independent contractors and agents to the maximum extent specified under existing agreements and in accordance with applicable law, Otonomy’s charter and bylaws and any contractual arrangements, for actions taken in connection with the implementation of the Plan of Dissolution.

Reasons for the Proposed Dissolution and Liquidation

The Board believes that the voluntary dissolution of Otonomy (the “Dissolution”) is in Otonomy’s best interests and the best interests of Otonomy’s stockholders. The Board considered at length potential strategic alternatives available to Otonomy, and elected to pursue a wind-up of Otonomy. In making its determination to approve the Dissolution, the Board considered, in addition to other pertinent factors, the fact that Otonomy currently has no significant remaining business operations or business prospects; the fact that Otonomy will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue; and the fact that Otonomy has conducted an evaluation to identify remaining strategic alternatives involving Otonomy as a whole, such as a merger, asset sale, strategic partnership or other business combination transaction, that would have a reasonable likelihood of providing value to Otonomy’s stockholders in excess of the amount the stockholders would receive in a liquidation. As a result of its evaluation, the Board concluded that the Dissolution is the preferred strategy among the alternatives now available to Otonomy and is in the best interests of Otonomy and its stockholders. Accordingly, the Board approved the dissolution and liquidation of Otonomy pursuant to the Plan of Dissolution and recommends that Otonomy’s stockholders approve the Dissolution Proposal.

Conduct of Otonomy Following the Approval of the Plan of Dissolution

If the Dissolution Proposal is approved by the requisite vote of Otonomy’s stockholders, the steps set forth below, among others, may be completed at such times as the Board or, if applicable, the Manager, in accordance with Delaware law, deems necessary, appropriate or advisable in Otonomy’s best interests and the best interests of Otonomy’s stockholders:

•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;

•

the cessation of all of Otonomy’s business activities except those relating to winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits by or against Otonomy;

•	the collection, sale, exchange or other disposition of all or substantially all of Otonomy’s non-cash property and assets in one transaction or in several transactions;

•

the defense, resolution and/or settlement of any litigation against Otonomy, and the making of reasonable provision to pay insurance retentions and legal fees in connection with any such lawsuit or claim;

•	the payment of or the making of reasonable provision to pay all known claims and obligations, including all contingent, conditional or un-matured contractual claims known to Otonomy;

•

the making of such provision as will be reasonably likely to be sufficient to satisfy any claims that have not been made known to Otonomy or that have not arisen but that, based on facts known to Otonomy, are likely to arise or become known to Otonomy within ten years after the date of dissolution;

•	the setting aside of a reserve consisting of cash and/or property to satisfy such claims and contingent obligations;

•	the payment of any liquidating distribution to Otonomy’s stockholders of record, determined as of the Final Record Date;

•

the pro rata distribution to Otonomy’s stockholders, or the transfer to one or more liquidating trustees for the benefit of Otonomy’s stockholders under a liquidating trust, of the remaining assets of Otonomy after payment or provision for payment of claims against and obligations of Otonomy; and

•	the taking of any and all other actions permitted or required by Delaware law and any other applicable laws and regulations.

The Board may, to the fullest extent permitted by law, amend the Plan of Dissolution without further stockholder approval if it determines that such amendment is in the best interest of Otonomy. In addition, if the Board determines that the Dissolution is not in Otonomy’s best interest, the Board may direct that the Plan of Dissolution, and therefore the dissolution of Otonomy, be abandoned at any time, even after the receipt of stockholder approval of the Dissolution.

Liquidating Distributions

It is Otonomy’s current intention to make liquidating distributions to its stockholders of record as of the Final Record Date from time to time, as permitted by Delaware law. Delaware law requires that, prior to making any liquidating distribution, Otonomy pay or provide for payment of all of Otonomy’s liabilities and obligations, including contingent liabilities. Further, Otonomy’s ability to make liquidating distributions could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.

All liquidating distributions from Otonomy or a liquidating trust, or as a result of an assignment for the benefit of creditors, on or after the Final Record Date, if any, will be made to stockholders of record as of the Final Record Date according to their holdings of common stock as of the Final Record Date.

Amount and Timing of Expected Liquidating Distributions to Stockholders

Otonomy cannot predict with certainty the amount of any liquidating distributions to its stockholders or whether it will be able to make liquidating distributions at all. However, based on the information currently available to it, Otonomy estimates that the initial cash distribution will total $0.11 per share of common stock and this could be followed in the future by one or more distributions totaling up to $0.02 per share of common stock, if it is determined that any reserved amounts no longer need to be reserved. The actual amount distributed in the future could be lower, or there may be no additional cash distribution depending on future expenses as well as unknown, contingent and/or conditional liabilities. The range of estimated distributions assumes receipt by Otonomy of cash in connection with the following: (all such future amounts received, collectively, the “Potential Additional Proceeds”):

•

On January 27, 2023, Otonomy entered into an asset purchase agreement with Prevail Therapeutics Inc., an affiliate of Eli Lilly and Company (“Prevail”), pursuant to which Otonomy agreed to sell and assign to Prevail certain patent rights, data, know-how, regulatory filings, inventory and contracts in connection with Otonomy’s GJB2 gene therapy product, OTO-825. In exchange for assigning these assets to Prevail, Prevail agreed to pay Otonomy a one-time payment of five million dollars ($5,000,000). Prevail further agreed to assume certain liabilities of Otonomy related to the transferred assets. The parties agreed that, among other things, filing a Certificate of Dissolution with the Secretary of State of the State of Delaware is a closing condition of this asset purchase agreement. On January 27, 2023, Otonomy also agreed to terminate its collaboration agreement with Applied Genetic Technologies Corporation (“AGTC”) related to OTO-825 and to acquire AGTC’s rights in certain data, know-how, patent rights and inventory, which will be included in the assets Otonomy has agreed to assign to Prevail. The termination of the collaboration agreement with AGTC and AGTC’s assignment of certain assets to Otonomy will become effective immediately prior to the closing of the asset purchase agreement between Otonomy and Prevail and in consideration for such termination and assignment by AGTC, Otonomy has agreed to make a one-time payment to AGTC of one million one hundred forty-one thousand six hundred fifty-three dollars ($1,141,653) on the closing of the asset purchase agreement between Otonomy and Prevail.

•

On January 23, 2023, Otonomy entered into an asset purchase agreement with Spiral Therapeutics Inc. (“Spiral”) pursuant to which Otonomy agreed to sell and assign to Spiral (a) data related to OTO-104 (also known as OTIVIDEX), a sustained-exposure formulation of dexamethasone, (b) patent rights, data and know-how related to OTO-510, an otoprotectant, and (c) data and inventory related to OTO-413, a sustained-exposure formulation of BDNF, and all related rights and causes of action with respect to such assets. In exchange for assigning these assets to Spiral, Spiral agreed to pay Otonomy a one-time payment of two hundred fifty thousand dollars ($250,000). The parties agreed that stockholder approval of the dissolution of Otonomy is a closing condition of this asset purchase agreement.

•

On January 23, 2023, Otonomy entered into an asset purchase agreement with Dompé farmaceutici S.p.A. (“Dompé”) pursuant to which Otonomy agreed to sell and assign to Dompé certain patents and patent applications related to Otonomy’s OTO-413 program and related rights and any causes of action to enforce such transferred patents. In exchange for assigning these patent rights to Dompé, Dompé agreed to pay Otonomy a one-time payment of one hundred fifty-six thousand dollars ($156,000). The parties agreed that filing a Certificate of Dissolution with the Secretary of State of the State of Delaware is a closing condition of this asset purchase agreement.

Sale of Otonomy’s Remaining Assets

The Plan of Dissolution contemplates the potential for the sale of all of Otonomy’s remaining non-cash assets without further stockholder approval. Stockholder approval of the Plan of Dissolution will constitute approval of any and all such future asset dispositions on such terms as are approved by the Board in its sole discretion. Otonomy does not expect a future sale of any additional assets.

Contingent Liabilities; Reserves

In connection with Otonomy’s dissolution, Otonomy is required by Delaware law to pay or provide for payment of all of its liabilities and obligations, including making reasonable provision for the payment of contingent obligations. Following the effective date of the filing of the Certificate of Dissolution with the Delaware Secretary of State, Otonomy will pay all expenses and other known liabilities and maintain a reserve, consisting of cash or other assets, that Otonomy believes will be adequate for the satisfaction of all of its current contingent or conditional claims and liabilities. Otonomy may also take other steps to provide for the satisfaction of the reasonably estimated amount of such liabilities, including acquiring insurance coverage with respect to certain contingent liabilities. Otonomy currently estimates that it will maintain a cash reserve of approximately $2,300,000 for expenses as well as unknown, contingent and/or conditional liabilities. From time to time, Otonomy may distribute to its stockholders on a pro rata basis any portions of the reserve that Otonomy deems to no longer be required. In the event Otonomy fails to create an adequate reserve for the payment of its expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, creditors of Otonomy may be able to pursue claims against Otonomy’s stockholders directly to an extent they have claims co-extensive with such stockholders’ receipt of liquidating distributions. See the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution—If Otonomy fails to create an adequate reserve for payment of its expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to Otonomy’s creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.”

Reporting Requirements

Whether or not the Plan of Dissolution is approved, Otonomy continues to have an obligation to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Otonomy intends to request relief from the SEC to suspend certain of Otonomy’s reporting obligations under the Exchange Act, and ultimately to terminate the registration of Otonomy’s common stock. However, the SEC may not grant Otonomy the requested relief and any continued reporting obligations will deplete the cash available for liquidating distribution to Otonomy’s stockholders.

Interests of Certain Persons in the Dissolution

As of February 3, 2023, the directors and executive officers of Otonomy that served during fiscal 2022 beneficially owned 6,830,848 shares of Otonomy’s common stock, including 6,327,681 options exercisable with exercise prices ranging from $1.42 to $23.50 per share of common stock. The estimated value of such shares of Otonomy’s common stock as of February 3, 2023 (based on the closing price of Otonomy’s common stock on such date) is set forth under the section of this proxy statement captioned “Interests of Certain Persons in the Dissolution”. Otonomy’s executive officers and directors who own shares of Otonomy’s common stock will be entitled to receive, on the same terms and conditions as Otonomy’s other stockholders, the same distributions and other benefits that Otonomy’s stockholders would receive when Otonomy makes liquidating distributions to Otonomy’s stockholders of record.

Otonomy anticipates that, upon the filing of the definitive proxy statement, the Board will appoint a representative of Armanino LLP to serve as Otonomy’s sole director and that all other directors will resign.

Certain Material U.S. Federal Income Tax Consequences

Assuming the Plan of Dissolution is approved by Otonomy’s stockholders, Otonomy’s stockholders that are United States persons (as defined in the Code (as defined below)) generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the stockholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) the stockholder’s adjusted tax basis in the shares of Otonomy’s common stock. If an

Otonomy stockholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares. Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis in its shares, or block of shares, of Otonomy’s common stock before recognizing any gain or loss. If Otonomy makes more than one liquidating distribution, a stockholder will recognize gain to the extent the aggregate liquidating distributions allocated to a share, or block of shares, of Otonomy’s common stock exceed the stockholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from Otonomy has been received, and then only if the aggregate value of all liquidating distributions with respect to a share or block of shares is less than the stockholder’s tax basis for that share or block of shares. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will be long-term capital gain or loss if the shares have been held for more than one year. If Otonomy distributes any property other than cash in a liquidating distribution to its stockholders, Otonomy will recognize gain or loss as if such property were sold to the stockholders at its fair market value.

If Otonomy transfers assets to a liquidating trust or trusts for the benefit of the stockholders, Otonomy intends to treat the liquidating trust or trusts as a grantor trust of the stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a distribution at the time Otonomy transfers assets to the liquidating trust or trusts equal to their pro rata shares of cash, and, as applicable, the fair market value of property other than cash, transferred to the liquidating trust or trusts, reduced by the amount of liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. This constructive distribution will be treated as a distribution in liquidation of the stockholder’s shares of Otonomy’s common stock with the same U.S. federal income tax consequences described above.

Stockholders are urged to carefully review this description and to consult their own tax advisors as to the specific tax consequences of any distributions made to them and of Otonomy’s dissolution and liquidation pursuant to the Plan of Dissolution. See the section of this proxy statement captioned “Certain Material U.S. Federal Income Tax Consequences of the Plan of Dissolution.”

Required Vote

The affirmative vote of a majority of the voting power of the outstanding capital stock of Otonomy is required to approve the Dissolution. This means that, of the shares of capital stock of Otonomy that are outstanding as of the close of business on the Record Date, a majority must vote in favor of the Dissolution Proposal in order for the Dissolution Proposal to be approved. Abstentions, broker non-votes and failures to vote will have the effect of a vote against the Dissolution Proposal.

Recommendation of the Board

On December 13, 2022, the Board (i) determined that the Dissolution is advisable and in the best interests of Otonomy and its stockholders, (ii) approved the Plan of Dissolution and the other transactions contemplated thereby, and (iii) recommended that Otonomy’s stockholders vote for both the Dissolution Proposal and the Adjournment Proposal.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties, including, but not limited to, the risk that Otonomy may incur additional liabilities, the risk that Otonomy may have liabilities about which it is not currently aware, the risk that the cost of settling Otonomy’s liabilities and contingent obligations could be higher than anticipated, the risk that the Potential Additional Proceeds actually received may be significantly lower than Otonomy’s estimates and other risks and uncertainties detailed in Otonomy’s filings with the SEC. Although Otonomy believes that the expectations reflected in any forward-looking statements are reasonable, Otonomy cannot guarantee future events or results. Otonomy does not intend to update these statements, except as required by law.

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE SPECIAL MEETING

The following are some of the questions you may have as an Otonomy stockholder and answers to those questions. These questions and answers highlight only some of the information contained in this proxy statement. You should read carefully this entire document, including all appendices hereto, to fully understand the Dissolution Proposal, the Adjournment Proposal and the voting procedures for the Special Meeting.

Special Meeting and Voting

Q. When and where is the Special Meeting going to be held?

A. The special meeting will be held at 8:00 a.m. Pacific Time on March 24, 2023 virtually via live webcast only (together with any adjournment, postponement or other delay thereof, the “Special Meeting”). You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/OTIC2023SM, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

Q. What is the purpose of the Special Meeting?

A. At the Special Meeting, stockholders will vote on the matters described in the accompanying Notice of Special Meeting and this proxy statement. The only matters expected to be voted upon at the Special Meeting are the Dissolution Proposal and the Adjournment Proposal.

Q. Which stockholders may vote?

A. The Board has fixed the close of business on February 3, 2023 as the Record Date for determining the stockholders of Otonomy who are entitled to receive notice of the Special Meeting, and to vote their shares at the Special Meeting. Only stockholders as of the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Each share of Otonomy’s common stock is entitled to one vote. As of the Record Date, Otonomy had issued and outstanding 68,527,264 shares of common stock.

Q. What am I being asked to vote on?

A. The Board is asking Otonomy’s stockholders of record at the close of business on February 3, 2023, the Record Date for the Special Meeting, to consider and vote upon the Dissolution Proposal and the Adjournment Proposal. The Board currently knows of no other business that will be presented for consideration at the Special Meeting. In the event any matters other than those referred to in the accompanying Notice of Special Meeting and this proxy statement should properly come before and be considered at the Special Meeting, it is intended that proxies in the form Otonomy provides to its stockholders will be voted thereon in accordance with the discretion of the person or persons voting such proxies.

Q. What are the recommendations of the Board for how I should vote my shares?

A. The Board unanimously recommends that you vote “FOR” the Dissolution Proposal and “FOR” the Adjournment Proposal.

Q. Why is Otonomy seeking a stockholder vote on the Adjournment Proposal?

A. Adjourning the Special Meeting to a later date will give the Board additional time to solicit proxies to vote in favor of approval of the Dissolution Proposal if there are not sufficient votes in favor the proposal. Consequently, Otonomy is seeking your approval of the Adjournment Proposal to ensure that, if necessary, Otonomy will have enough time to solicit the required votes for approval of the Dissolution Proposal.

Q. Who can attend the Special Meeting?

A. Only stockholders of record as of the close of business on February 3, 2023, or their duly appointed proxies, may attend the Special Meeting virtually, and will be able to submit their questions during the meeting and vote their shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/OTIC2023SM. To attend and participate in the Special Meeting, you will need the control number included on your proxy card. The Special Meeting webcast will begin promptly on March 24, 2023 at 8:00 a.m. Pacific Time. You are encouraged to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. A list of stockholders entitled to vote at the Special Meeting will be available (i) upon request at ir@otonomy.com ten days prior to the Special Meeting and ending on the day prior to the Special Meeting, and (ii) during the Special Meeting.

Q. Do I need an admission ticket to attend the Special Meeting?

A. Admission to the Special Meeting will be by proxy card control number only. If you are a stockholder of record and plan to attend the Special Meeting, you will need the control number included on your proxy card. The Special Meeting webcast will begin promptly on March 24, 2023 at 8:00 a.m. Pacific Time. You are encouraged to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures.

Q. What do I need to do to virtually attend the Special Meeting?

A. If you were a stockholder of record at the close of business on February 3, 2023, you do not need to do anything in advance to virtually attend and/or vote your shares at the Special Meeting.

If you were a beneficial owner at the close of business on February 3, 2023 (meaning your shares are held in “street name” through a bank, broker or other nominee), you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still virtually attend the Special Meeting even if you do not have a legal proxy.

Q. How can I get help if I have trouble checking in or listening to the Special Meeting online?

A. If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the appropriate technical support number: 1-844-986-0822 (U.S.) or 303-562-9302 (international).

Q. How many votes must be present at the Special Meeting to constitute a quorum?

A. A quorum is the minimum number of shares required to be present at the Special Meeting for the meeting to be properly held under Otonomy’s bylaws and Delaware law. Stockholders holding a majority of the stock issued and outstanding and entitled to vote, present in person (including virtually) or represented by proxy, as of the close of business on February 3, 2023 will constitute a quorum at the Special Meeting. As of the Record Date, there were 68,527,264 shares of Otonomy’s common stock issued and outstanding. Shares represented by abstentions or broker non-votes on any proposal to be acted upon by stockholders at the Special Meeting will be treated as present at the Special Meeting for purposes of determining whether a quorum is present.

Q. What vote is needed for each of the proposals to be adopted?

A. The affirmative vote of a majority of the voting power of the outstanding shares of capital stock of Otonomy is required to approve the Dissolution Proposal. The affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal is required to approve the Adjournment Proposal. Abstentions will have the effect of a vote against each of the proposals, and broker non-votes, if any, will have the effect of a vote against the Dissolution Proposal but will have no effect on the Adjournment Proposal.

Q. What is a broker non-vote?

A. Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under applicable stock exchange rules, banks, brokers and other nominees who hold shares of Otonomy’s common stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Otonomy urges you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should provide voting instructions for your shares by following the instructions provided on the voting instruction form that you receive from your bank, broker or other nominee.

It is expected that both the Dissolution Proposal and the Adjournment Proposal will be considered non-routine matters.

Q. How can I vote?

A. You can vote in person (including virtually) or by valid proxy received by telephone, via the Internet or by mail. If you plan to attend the Special Meeting by visiting www.virtualshareholdermeeting.com/OTIC2023SM, you may vote electronically during the meeting. Please have your proxy card in hand when you visit the website. If you are unable to attend the Special Meeting, Otonomy urges you to submit a proxy by doing one of the following:

•

Submit a proxy by telephone: To vote by telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on March 23, 2023 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•

Submit a proxy via the Internet: To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on March 23, 2023 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

•	Submit a proxy by mail: If you choose to submit a proxy by mail, sign, date and return your proxy card in the postage-paid envelope provided.

If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting instruction form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting instruction form provided by your bank, broker or nominee.

If your shares are held in “street name”, you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares.

Q. Can I change my vote?

A. Yes. A proxy may be revoked at any time prior to the voting at the Special Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically via the Internet prior to the deadline for submitting a proxy by telephone or via the Internet), by sending a properly signed written notice of such revocation to Otonomy’s Corporate Secretary at ir@otonomy.com in advance of the Special Meeting, or by attending the Special Meeting and voting by ballot in person (including virtually). If your shares are held through a bank, broker or other nominee, you may change your voting instructions by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares at the Special Meeting, by attending the Special Meeting and voting in person (including virtually).

Q. What if I vote for some but not all of the proposals?

A. Shares of Otonomy’s common stock represented by proxies received by Otonomy (whether received through the return of the enclosed proxy card or received by telephone or via the Internet) where the stockholder has provided voting instructions with respect to the proposals described in this proxy statement will be voted in accordance with the voting instructions so made. If your proxy card is properly executed and returned but does not contain voting instructions as to one or more of the proposals to be voted upon at the Special Meeting, or if you give your proxy by telephone or via the Internet without indicating how you want to vote on each of the proposals to be voted upon at the Special Meeting, your shares will be voted “FOR” both the Dissolution Proposal and the Adjournment Proposal.

Q. Should I send in my stock certificates?

A. No. You should not forward your stock certificates unless and until you receive instructions to do so. As a condition to the receipt of any distribution to the stockholders, Otonomy may, in its discretion, require stockholders to (i) surrender their certificates evidencing their shares of Otonomy’s common stock or (ii) furnish Otonomy with evidence satisfactory to it of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to Otonomy. If surrender of stock certificates will be required following the dissolution, Otonomy will send you written instructions regarding such surrender. Any distributions otherwise payable by Otonomy to its stockholders who have not surrendered their stock certificates, if requested to do so, may be held in trust for such stockholders, without interest, pending the surrender of such certificates (subject to escheat pursuant to the law relating to unclaimed property).

Q. Who will pay for the cost of this proxy solicitation?

A. Otonomy will pay the cost of soliciting proxies on behalf of the Board.

Q. How can I access the proxy materials electronically?

A. Copies of the Notice of Special Meeting, this proxy statement and Otonomy’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as other materials filed by Otonomy with the SEC, are available without charge to stockholders on Otonomy’s corporate website at http://investors.otonomy.com or upon request at ir@otonomy.com.

Proposed Dissolution and Liquidation

Q. Why is the Board recommending approval of the Plan of Dissolution?

A. After due consideration of the potential strategic alternatives available to Otonomy based on the costs and benefits of continuing its operations, including the substantial accounting, legal and other expenses associated with being a small publicly traded company with no significant source of revenue, the Board has determined that the Dissolution is advisable and in the best interests of Otonomy and Otonomy’s stockholders. See “Proposal 1: Approval of Plan of Dissolution—Reasons for the Proposed Dissolution and Liquidation.”

Q. What will happen if the Plan of Dissolution is approved?

A. If the Plan of Dissolution is approved, Otonomy plans to file a Certificate of Dissolution with the Delaware Secretary of State, complete the liquidation of its remaining assets, satisfy its remaining obligations and make liquidating distributions to its stockholders of available liquidation proceeds, if any. Additionally, the Plan of Dissolution provides for the appointment, at the Board’s discretion, of the Manager to oversee the sale of Otonomy’s assets and Otonomy’s liquidation and wind-up. Otonomy may, at any time, turn its management over to a third party to complete the liquidation of its remaining assets and distribute the available liquidation proceeds, if any, to its stockholders, pursuant to the Plan of Dissolution, including an assignment for the benefit of creditors. This third-party management may be in the form of a liquidating trust, which, if adopted, would succeed to all of Otonomy’s assets, liabilities and obligations. The Board may appoint one or more of its members, one or more of Otonomy’s officers or a third party to act as trustee or trustees of such liquidating trust. See the section of this proxy statement captioned “Proposal 1: Approval of Plan of Dissolution—Certain Material U.S. Federal Income Tax Consequences of the Plan of Dissolution—Liquidating Trusts.”

Q. When will stockholders receive payment of liquidating distributions?

A. Otonomy intends to make liquidating distributions, if available, as permitted by Delaware law, from time to time following the effective date of the filing of the Certificate of Dissolution. Otonomy is unable to predict the precise amount or timing of any additional liquidating distributions. The timing and amount of liquidating distributions, if any, will depend upon the actual expenses incurred, the timing of the resolution of any matters for which Otonomy has established a reserve, the amount to be paid in satisfaction of such contingencies and any Potential Additional Proceeds received, as well as Otonomy’s ability to otherwise convert its remaining assets to cash.

Q. What is the total amount of the payments, if any, that stockholders will receive?

A. Otonomy cannot predict with certainty the amount of any liquidating distributions to its stockholders. However, based on the information currently available to it, Otonomy estimates that the total amount distributed to its stockholders will be in the range between approximately $0.11 and $0.13 per share of common stock. Otonomy estimates that the initial cash distribution will total $0.11 per share of common stock and this could be followed in the future by one or more distributions totaling up to $0.02 per share of common stock, if it is determined that any reserved amounts no longer need to be reserved. The actual amount distributed in the future could be lower, or there may be no additional cash distribution depending on future expenses as well as unknown, contingent and/or conditional liabilities.

The estimated distributions are based on, among other things, the fact that, as of December 31, 2022, Otonomy had approximately $10,723,326 in cash, as well as certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in the section of this proxy statement captioned “Conduct of Otonomy Following the Approval of the Plan of Dissolution—Liquidating Distributions.” Otonomy will pay all expenses and other known, non-contingent liabilities (which Otonomy presently estimates to be $5,000,000 for the period from January 1, 2023 through March 24, 2023, including payment of certain severance-related expenses incurred in December 2022). Otonomy has used and anticipates continuing to use cash until the end of the three-year period following the effective date of the filing of the Certificate of Dissolution for a number of items, including, but not limited to, the following:

•	ongoing operating expenses;

•	expenses, including retention amounts, incurred in connection with extending Otonomy’s directors’ and officers’ insurance coverage;

•	expenses incurred in connection with the Dissolution;

•	taxes imposed upon Otonomy and any of its assets; and

•	professional, legal, consulting and accounting fees.

Otonomy expects to reserve approximately $2,300,000 of cash for expenses as well as unknown, contingent and/or conditional liabilities.

Stockholders may receive more or less than the amounts estimated above, or you may not receive any liquidating distributions at all. It is possible that any distribution could be followed in the future by additional distributions, if it is determined that any reserved amounts no longer need to be reserved or if Otonomy realizes more Potential Additional Proceeds than expected as part of the liquidation process.

Many of the factors influencing the amount of cash distributed to Otonomy’s stockholders as a liquidating distribution cannot be currently quantified with certainty and are subject to change. The actual amounts of any liquidating distributions may vary substantially, depending on, among other things, the actual expenses Otonomy incurs during the dissolution and wind-up process, Otonomy’s ability to successfully defend, resolve and/or settle any litigation matters that may arise, whether Otonomy becomes subject to additional liabilities or claims, whether Otonomy incurs unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities, and the actual amount of Potential Additional Proceeds that Otonomy receives. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Dissolution when you vote on the proposal to approve the Plan of Dissolution. You may receive substantially less than the amount Otonomy currently estimates or that you otherwise expect to receive, including if the Dissolution Proposal is not approved. See the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Q. When do you expect the dissolution process to be completed?

A. Otonomy is working toward an orderly wind-down of its business and operations. Subject to stockholder approval of the Dissolution Proposal, Otonomy currently expects to file a Certificate of Dissolution as soon as reasonably practicable following stockholder approval of the Plan of Dissolution. Additionally, pursuant to Delaware law, Otonomy’s corporate existence will continue for a period of three years following the effective date of the filing of the Certificate of Dissolution (subject to extension if authorized by a court), or as may be required to resolve any pending litigation matters, and Otonomy would not be permitted to carry on any business except that appropriate to wind-down and liquidate its business and affairs.

Q. What are the material U.S. federal income tax consequences of the Dissolution?

A. Assuming the Plan of Dissolution is approved, amounts received by stockholders that are United States persons (as defined in the Code (as defined below)) pursuant to the Plan of Dissolution will result in gain or loss for a stockholder equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the stockholder, less any liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) the stockholder’s adjusted tax basis in the shares of Otonomy’s common stock. If an Otonomy stockholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares. Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis in its shares, or block of shares, of Otonomy’s common stock before recognizing any gain or loss. If Otonomy makes more than one liquidating distribution, a stockholder will recognize gain to the extent the aggregate liquidating distributions from Otonomy allocated to a share, or block of shares, of Otonomy’s common stock exceed the stockholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from Otonomy has been received, and then only if the aggregate value of all liquidating distributions with respect to a share is less than the stockholder’s tax basis for that share or block of shares. Gain or loss recognized by a stockholder will be capital gain or loss provided the shares are held as capital assets, and will generally be long-term capital gain or loss if the stock has been held for more than one year. If Otonomy distributes any property other than cash in a liquidating distribution to its stockholders, Otonomy will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, Otonomy may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its stockholders.

If Otonomy distributes assets to a liquidating trust or trusts for the benefit of the stockholders, the transfer of assets will be treated as distribution in liquidation of the stockholder’s shares, or block of shares, of Otonomy’s common stock. If Otonomy has made any liquidating distributions prior to transferring assets to a liquidating trust or trusts, the transfer of assets will be considered the final distribution to stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time Otonomy transfers assets to the liquidating trust or trusts equal to their pro rata shares of cash and the fair market value of property other than cash transferred to the liquidating trust or trusts, reduced by the amount of liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. The U.S. federal income tax consequences of this deemed distribution to a stockholder are the same as those described above. The stockholders will be treated as owners of the liquidating trust or trusts and must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust or trusts, whether or not they receive any actual distributions from the liquidating trust or trusts. Stockholders, however, will not be subject to tax when distributions are actually made by the liquidating trust. See the section of this proxy statement captioned “Certain Material U.S. Federal Income Tax Consequences of the Plan of Dissolution.”

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of each stockholder. Otonomy recommends that each stockholder consult its own tax advisor regarding the federal income tax consequences of any distribution made to them and of the Plan of Dissolution as well as the state, local and foreign tax consequences.

Q. What will happen if the Plan of Dissolution is not approved?

A. If the Plan of Dissolution is not approved by Otonomy’s stockholders, Otonomy will not file the Certificate of Dissolution with the Delaware Secretary of State. However, based on consideration at length by the Board and Otonomy’s management of other potential strategic alternatives available to Otonomy, the Board and management will continue to attempt to monetize Otonomy’s remaining assets and Otonomy will continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue. It is possible that Otonomy would seek voluntary dissolution at a later time and potentially with diminished assets.

Distributions of cash and other property made to Otonomy’s stockholders will be taxed as dividends for U.S. income tax purposes to the extent of Otonomy’s current or accumulated earnings and profits. Any distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a stockholder’s basis in shares of Otonomy’s common stock and thereafter as either long-term or short-term capital gain, depending on the stockholder’s holding period for such shares of common stock.

General

Q. Do I have appraisal rights?

A. Under Delaware law, you do not have appraisal rights in connection with any of the proposals.

Q. Who can help answer my questions?

A. If you have any additional questions about the Special Meeting, the Dissolution, the Dissolution Proposal or the Adjournment Proposal, how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Otonomy, at ir@otonomy.com or (619) 323-2200, or Kingsdale Advisors, the proxy solicitation firm assisting Otonomy (“Kingsdale”):

Strategic Shareholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-888-302-5741

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 917-410-8959

RISK FACTORS TO BE CONSIDERED BY STOCKHOLDERS IN

DECIDING WHETHER TO APPROVE THE PLAN OF DISSOLUTION

This proxy statement contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of factors both in and out of Otonomy’s control, including the risks faced described below and elsewhere in this proxy statement. See the section of this proxy statement captioned “Special Note Regarding Forward-Looking Statements” for more information.

There are many factors that Otonomy’s stockholders should consider when deciding whether to vote to approve the Plan of Dissolution, including the risk factors set forth below. You should carefully consider the following risk factors, together with all of the other information included in this proxy statement, before you decide whether to vote or instruct your vote to be cast to approve the proposals described in this proxy statement.

The amounts distributed to Otonomy’s stockholders as liquidating distributions, if any, may be substantially less than the estimates set forth in this proxy statement.

At present, the Board cannot determine with certainty the amount of any liquidating distribution to Otonomy’s stockholders. The amount of cash ultimately distributed to Otonomy’s stockholders in any liquidating distribution depends on, among other things, the amount of Otonomy’s liabilities, obligations and expenses and claims against Otonomy, and the amount of the reserves that Otonomy establishes during the liquidation process. Otonomy’s estimates of these amounts may be inaccurate. Factors that could impact Otonomy’s estimates include the following:

•	if any of Otonomy’s estimates regarding the Plan of Dissolution, including the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate;

•	if litigation is brought against Otonomy or its directors and officers;

•	if unforeseen claims are asserted against Otonomy, Otonomy will have to defend or resolve such claims or establish a reasonable reserve before making distributions to its stockholders;

•	if the net proceeds received by Otonomy for its non-cash property and assets, including Potential Additional Proceeds, are significantly lower than Otonomy’s estimates;

•

if any of Otonomy’s estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate Otonomy, are inaccurate; and

•	if Otonomy is unable to obtain relief from certain reporting requirements under the Exchange Act, Otonomy will continue to incur significant expenses related to ongoing reporting obligations.

If any of the foregoing occurs, the amount distributed to Otonomy’s stockholders may be substantially less than the amount Otonomy currently estimates.

In addition, under Delaware law, claims and demands may be asserted against Otonomy at any time during the three years following the effective date of the filing of the Certificate of Dissolution. Accordingly, the Board may obtain and maintain insurance coverage for such potential claims. As discussed above, the Board also expects to reserve approximately $2,300,000 of cash for expenses as well as unknown, contingent and/or conditional liabilities that may arise during the three-year period following the effective date of the filing of the Certificate of Dissolution. As a result of these factors, Otonomy may retain for distribution at a later date some or all of the estimated amounts that it expects to distribute to stockholders.

Otonomy may not be able to settle all of its obligations, which may delay or reduce liquidating distributions to Otonomy’s stockholders.

Otonomy has current and future obligations to third parties. Otonomy’s estimated remaining distributions to its stockholders take into account all of Otonomy’s known liabilities and certain possible contingent liabilities and the Board’s current best estimate of the amount reasonably required to satisfy such liabilities. As part of the wind-up process, Otonomy intends to discharge all of its obligations to third parties. Otonomy cannot assure you that unknown liabilities that have not been accounted for will not arise, that Otonomy will be able to settle all of its liabilities or that Otonomy’s liabilities can be settled for the amounts Otonomy has estimated for purposes of calculating the range of distribution to its stockholders. If Otonomy is unable to reach an agreement with a third party relating to a liability, that third party may bring a lawsuit against Otonomy. Amounts required to settle liabilities or to defend, resolve or settle lawsuits in excess of the amounts estimated may reduce the amount of net proceeds available for distribution to stockholders.

Otonomy may not be able to sell Otonomy’s holdings during the identified time frame, for amounts projected or otherwise on desirable terms, which may delay or reduce liquidating distributions to Otonomy’s stockholders.

In connection with the dissolution process, Otonomy intends to attempt to monetize its remaining holdings and to distribute its other cash assets. However, these holdings are largely illiquid, such that it may be difficult or impossible for Otonomy to monetize them during the identified time frame, for amounts projected or otherwise on desirable terms, and there can be no assurance as to how long this process will take.

Otonomy may not receive some or all of certain cash inflows it currently expects to receive during the identified time frame, or the actual amounts Otonomy receives in connection therewith may be substantially less than Otonomy currently expects, which may delay or reduce liquidating distributions to Otonomy’s stockholders.

Otonomy’s current estimates of the amounts it will have available to fund the reserve for payment of its expenses and liabilities during the three-year period following the effective date of the filing of the Certificate of Dissolution and the amounts it will have available for liquidating distributions to its stockholders are based on, among other things, certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in the section of this proxy statement captioned “Conduct of Otonomy Following the Approval of the Plan of Dissolution—Liquidating Distributions.” If the Potential Additional Proceeds actually received are significantly lower than Otonomy’s estimates, or if Otonomy does not receive the Potential Additional Proceeds during the identified time frame, the amount distributed to Otonomy’s stockholders may be substantially less than the amount Otonomy currently estimates.

If Otonomy’s stockholders do not approve the Dissolution Proposal, it would be very difficult for Otonomy to continue its business operations.

If Otonomy’s stockholders do not approve the Dissolution Proposal, the Board will continue to explore what, if any, alternatives are available for the future of Otonomy in light of its discontinued business activities. Possible alternatives include, among other things, seeking voluntary dissolution at a later time with potentially diminished assets, seeking bankruptcy protection (should Otonomy’s net assets decline to levels that would require such action) or investing Otonomy’s cash in another operating business. There can be no assurance that any of these alternatives would result in greater stockholder value than the proposed dissolution and liquidation of Otonomy.

The Board may abandon or delay implementation of the Plan of Dissolution even if approved by Otonomy’s stockholders.

Even if Otonomy’s stockholders approve the Dissolution Proposal, the Board has reserved the right, in its discretion, to the extent permitted by Delaware law, to abandon or delay the filing of the Certificate of Dissolution or implementation of the Plan of Dissolution if such action is determined to be in the best interests of

Otonomy, in order, for example, to permit Otonomy to pursue strategic alternatives. Any such decision to abandon or delay implementation of the filing of the Certification of Dissolution or Plan of Dissolution may result in Otonomy incurring additional operating costs and liabilities, which could reduce the amount available for liquidating distributions to Otonomy’s stockholders. Additionally, Otonomy may, subject to approval by the Board but without further stockholder approval, make an assignment for benefit of its creditors under applicable state law, and thereby liquidate and wind up its affairs through such an assignment for benefit of creditors proceeding under applicable law, as further described below.

The payment of liquidating distributions, if any, to Otonomy’s stockholders could be delayed.

Although the Board has not established a firm timetable for liquidating distributions to Otonomy’s stockholders, the Board intends, subject to contingencies inherent in winding up Otonomy’s business, to make such liquidating distributions, if any, from time to time following the filing of the Certificate of Dissolution in light of when creditor claims and contingent liabilities are paid or settled. Otonomy is unable to predict the precise timing of any additional liquidating distributions or whether any liquidating distributions will occur at all. The timing of any such liquidating distributions will depend on and could be delayed by, among other things, any settlements of obligations to third parties. Additionally, a creditor could seek an injunction against the making of such distributions to Otonomy’s stockholders on the basis that the amounts to be distributed were needed to provide for the payment of Otonomy’s liabilities and expenses. Any action of this type could delay or substantially diminish the amount available for such distribution to Otonomy’s stockholders.

Otonomy will continue to incur claims, liabilities and expenses that will reduce the amount available for distribution.

Claims, liabilities and expenses from operations, such as operating costs, directors’ and officers’ insurance, legal, accounting and consulting fees and miscellaneous expenses, will continue to be incurred as Otonomy winds up. These expenses could be much higher than currently anticipated and will reduce the amount of assets available for ultimate distribution to stockholders.

If Otonomy fails to create an adequate reserve for payment of its expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to Otonomy’s creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.

If the Dissolution Proposal is approved by Otonomy’s stockholders, Otonomy expects to file a Certificate of Dissolution with the Delaware Secretary of State dissolving Otonomy. Pursuant to Delaware law, Otonomy will continue to exist for three years after its dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against Otonomy and enabling Otonomy to gradually close its business, dispose of its property, discharge its liabilities and to distribute to its stockholders any remaining assets. In the event that Otonomy fails to create during this three-year period an adequate reserve for payment of its expenses and liabilities (and, after accounting for its receipt of any Potential Additional Proceeds, otherwise does not have sufficient assets for payment of its expenses and liabilities), creditors of Otonomy may be able to pursue claims against Otonomy’s stockholders directly to the extent that they have claims co-extensive with such stockholders’ receipt of liquidating distributions. Although the liability of any stockholder is limited to the amounts previously received by such stockholder from Otonomy (and from any liquidating trust or trusts) pursuant to the Plan of Dissolution, this means that a stockholder could be required to return all liquidating distributions previously made to such stockholder and receive nothing from Otonomy under the Plan of Dissolution. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no guarantee that the reserves established by Otonomy will be adequate to satisfy all such expenses and liabilities.

Further stockholder approval will not be required in connection with the implementation of the Plan of Dissolution, including for the sale of all or substantially all of Otonomy’s non-cash assets, if any, as contemplated in the Plan of Dissolution.

The approval of the Dissolution Proposal by Otonomy’s stockholders will also authorize, without further stockholder approval, the Board and, if applicable, the Manager to take such actions as they deem necessary, appropriate or desirable to implement the Plan of Dissolution and the transactions contemplated thereby. Accordingly, Otonomy may dispose of its non-cash assets, in a manner determined appropriate by the Board, without further stockholder approval.

Otonomy intends to seek relief from certain reporting requirements under the Exchange Act, which may substantially reduce publicly available information about Otonomy. If Otonomy fails to obtain such relief, Otonomy will continue to bear the expense of being a public reporting company despite having no significant source of revenue.

Otonomy’s common stock is currently registered under the Exchange Act, which requires that Otonomy, and its officers and directors with respect to Section 16 of the Exchange Act, comply with certain public reporting and proxy statement requirements thereunder. Compliance with these requirements is costly and time-consuming. Otonomy anticipates that, contingent upon its stockholders approving the Plan of Dissolution, in order to curtail expenses, it will request relief from the SEC to suspend certain of its reporting obligations under the Exchange Act. If such relief is granted, publicly available information about Otonomy will be substantially reduced. However, the SEC may not grant such relief at all or on a timely basis, in which case Otonomy would be required to continue to incur substantial accounting, legal and other expenses associated with being a public company despite having no significant source of revenue.

Although the Board will be responsible for overseeing the Plan of Dissolution, the Board’s authority could effectively be transferred to a liquidating trustee or some other party.

Under Delaware law, a company’s board of directors retains ultimate decision-making authority following a company’s dissolution, and therefore the Board would initially be responsible for overseeing the Plan of Dissolution. However, pursuant to the Plan of Dissolution, a liquidating trust could be used to complete the Dissolution, or, under Delaware law, any director, creditor, stockholder or other party showing good cause could seek court appointment of a trustee or receiver to complete the Dissolution.

Interests of Otonomy’s stockholders in Otonomy after the Final Record Date, and interests of Otonomy’s stockholders in any liquidating trust Otonomy may establish pursuant to the Plan of Dissolution, may not be assignable or transferable.

Otonomy intends to discontinue recording transfers of shares of its common stock on the Final Record Date, and thereafter certificates representing shares of Otonomy’s common stock will not be assignable or transferable on Otonomy’s books except by will, intestate succession or operation of law. In addition, if Otonomy were to establish a liquidating trust, the interests of its stockholders in such liquidating trust would similarly not be assignable or transferable except by will, intestate succession or operation of law, which could adversely affect its stockholders’ ability to realize the value of such interests. Furthermore, given that Otonomy’s stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to any entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests would result in tax liability to the stockholders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

Otonomy may be subject to U.S. federal income tax on the distribution of any property other than cash.

If Otonomy distributes any property other than cash in a liquidating distribution to its stockholders, Otonomy will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, Otonomy may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its stockholders. The Internal Revenue Service (the “IRS”) may challenge Otonomy’s valuation of any distributed property. As a result of such a challenge, the amount of gain or loss recognized by Otonomy and its stockholders on the property distributed might change.

The tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in this proxy statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this proxy for tax advice.

Otonomy has not requested a ruling from the IRS with respect to the anticipated tax consequences of the Plan of Dissolution, and will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences of the Plan of Dissolution described in the proxy statement proves to be incorrect, the result could be increased taxation to Otonomy and/or Otonomy’s stockholders, thus reducing the benefit to Otonomy’s stockholders and Otonomy from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon the stockholder’s individual circumstances.

THE SPECIAL MEETING

This proxy statement is being furnished in connection with the solicitation of proxies on behalf of the Board for use at the Special Meeting to be held on March 24, 2023 at 8:00 a.m. Pacific Time virtually via live webcast. The Special Meeting will be hosted via live webcast only. You will be able to attend the Special Meeting virtually by visiting www.virtualshareholdermeeting.com/OTIC2023SM, where you will be able to listen to the meeting live, submit questions and vote online by entering the control number located on your proxy card.

Purpose

The Special Meeting is being held to request that stockholders consider and vote upon the Dissolution Proposal and the Adjournment Proposal, each as described in this proxy statement. A copy of the Plan of Dissolution is attached to this proxy statement at Appendix A and is incorporated herein by reference in its entirety.

Record Date; Stockholders Entitled to Vote

The Board has specified the close of business on February 3, 2023 as the Record Date for purpose of determining the stockholders of Otonomy who are entitled to receive notice of and to vote at the Special Meeting. Only Otonomy’s stockholders as of the Record Date are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were 68,527,264 shares of Otonomy’s common stock issued and outstanding and entitled to notice of and to vote at the Special Meeting. Each share of Otonomy’s common stock entitles its holder to one vote on all matters properly coming before the Special Meeting.

Quorum; Required Votes

The Special Meeting will be held only if a quorum, consisting of a majority of the outstanding shares of Otonomy’s common stock entitled to vote as of the close of business on February 3, 2023, is represented in person (including virtually) or by proxy. At the close of business on February 3, 2023, the Record Date for the Special Meeting, 68,527,264 shares of common stock were outstanding and eligible to vote at the Special Meeting, meaning that 34,263,633 shares of common stock must be represented at the Special Meeting in person (including virtually) or by proxy in order to have a quorum.

The Dissolution Proposal must be approved by the affirmative vote of a majority of the voting power of the shares of capital stock of Otonomy outstanding as of the close of business on the Record Date.

The Adjournment Proposal must be approved by the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal.

Broker Non-Votes and Abstentions

For each proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the effect of an “against” vote on each of the proposals and will count for the purpose of determining whether a quorum is present at the Special Meeting.

Generally, a broker non-vote occurs when shares held by a bank, broker or other nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under applicable stock exchange rules, banks, brokers and other nominees who hold shares of Otonomy’s common stock for beneficial owners have the discretion to vote on routine matters when they have not received voting instructions from those beneficial owners. On a non-routine matter, banks, brokers and other nominees do not have the discretion to direct the voting of the beneficial owners’ shares (as they do on a routine matter), and, if the beneficial owner has not provided voting instructions with respect to that matter, there will be a “broker non-vote” on the matter. Otonomy urges you to provide instructions to your bank, broker or other nominee so that your votes may be counted for each proposal to be voted upon. You should provide voting instructions for your shares by following the instructions provided on the voting instruction form that you receive from your bank, broker or other nominee.

Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the Special Meeting, will have the effect of a vote against the Dissolution Proposal and will have no effect on the Adjournment Proposal.

Recommendation of the Board

The Board has unanimously approved and adopted the Plan of Dissolution and determined that the Dissolution and the other agreements and transactions contemplated by the Plan of Dissolution are advisable and in Otonomy’s and Otonomy’s stockholders’ best interests. The Board unanimously recommends that Otonomy’s stockholders approve the Dissolution pursuant to the Plan of Dissolution by voting “FOR” the approval of the Dissolution Proposal. For a description of the factors considered by the Board in making its determinations with respect to the Dissolution Proposal, see the section of this proxy statement captioned “Reasons for the Proposed Dissolution and Liquidation.” The Board also unanimously recommends that Otonomy’s stockholders vote “FOR” the Adjournment Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” BOTH THE DISSOLUTION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

Solicitation of Proxies and Voting Procedures

Your shares may be voted at the Special Meeting only if you are present or represented by proxy. Whether or not you plan to attend the Special Meeting, you are encouraged to submit a proxy to ensure that your shares will be represented. If you hold shares in your own name as of the close of business on February 3, 2023, the Record Date for the Special Meeting, you have three ways to vote and submit your proxy prior to the Special Meeting:

•

Submit a proxy by telephone: To vote by telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the control number from the proxy card. Your vote must be received by 11:59 p.m. Eastern Time on March 23, 2023 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

•

Submit a proxy via the Internet: To vote via the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the proxy card you receive. Your vote must be received by 11:59 p.m. Eastern Time on March 23, 2023 to be counted. If you vote via the Internet, you do not need to return a proxy card by mail.

•	Submit a proxy by mail: If you choose to submit a proxy by mail, sign, date and return your proxy card in the postage-paid envelope provided.

If you are submitting a proxy over the Internet or by telephone, you will need to use the control number provided with your proxy materials. If you hold your shares through an account with a bank or a broker, please follow the directions provided to you by your bank or broker; your ability to submit a proxy via the Internet or by telephone depends on the voting procedures of your bank or broker.

If you want to vote by ballot at the Special Meeting, you will need the control number included on your proxy card. The Special Meeting webcast will begin promptly on March 24, 2023 at 8:00 a.m. Pacific Time. You are encouraged to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Pacific Time, and you should allow ample time for the check-in procedures. A list of stockholders entitled to vote at the Special Meeting will be available (i) upon request at ir@otonomy.com ten days prior to the Special Meeting and ending on the day prior to the Special Meeting, and (ii) during the Special Meeting.

If you were a beneficial owner at the close of business on February 3, 2023 (meaning your shares are held in “street name” through a bank, broker or other nominee), you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still virtually attend the Special Meeting even if you do not have a legal proxy.

This proxy solicitation is being made and paid for by Otonomy on behalf of the Board. The cost of soliciting proxies, including expenses in connection with preparing and mailing of this proxy statement, will be borne by Otonomy. Otonomy has retained Kingsdale to assist in the distribution and solicitation of proxies for $14,000 plus reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses. In addition to use of a proxy solicitor, proxies may be solicited by directors, officers and regular employees of Otonomy, without additional compensation. Proxies may be solicited by mail, in person, by telephone, over the Internet or by other electronic means. Otonomy will also request brokers and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Otonomy’s common stock that the brokers and fiduciaries hold of record and will reimburse such brokers and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

Voting by, and Revocability of, Proxies

If you submit a proxy via the Internet, by telephone or by returning a signed proxy card by mail, your shares will be voted at the Special Meeting as you indicate. If you sign your proxy card without indicating your vote, your shares will be voted “FOR” the Dissolution Proposal and the Adjournment Proposal. If you hold your shares through an account with a bank or a broker, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. If you fail to correctly follow the instructions or your broker, bank or other nominee your shares may not be voted. See the section of this proxy statement captioned “Broker Non-Votes and Abstentions” above for additional information.

A proxy may be revoked at any time prior to the voting at the Special Meeting by submitting a later dated proxy (including a proxy authorization submitted by telephone or electronically via the Internet prior to the deadline for submitting a proxy by telephone or via the Internet), by sending a properly signed written notice of such revocation to Otonomy’s Corporate Secretary in advance of the Special Meeting or by attending the Special Meeting and voting by ballot. If your shares are held through a bank, broker or other nominee, you may change your voting instructions by submitting a later dated voting instruction form to your broker, bank or other nominee or fiduciary, or if you obtained a legal proxy from your broker, bank nominee or fiduciary giving you the right to vote your shares at the Special Meeting, by attending the Special Meeting and voting by ballot. You should direct any written notices of revocation and related correspondence to Otonomy’s Corporate Secretary at ir@otonomy.com.

Householding of Proxy Materials

Otonomy has adopted a procedure approved by the SEC called “householding,” under which Otonomy can deliver a single copy of the proxy materials and annual report to multiple stockholders who share the same address unless it receives contrary instructions from one or more of the stockholders. This procedure reduces Otonomy’s printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, Otonomy will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which it delivered a single copy of any of these documents.

Other Business

In addition to voting on the Dissolution Proposal and the Adjournment Proposal, stockholders may transact such other business as may properly come before the Special Meeting or any adjournments or postponements of the Special Meeting by or at the direction of the Board. Otonomy does not expect that any matter other than such proposals will be brought before the Special Meeting. If, however, any other matter properly comes before the Special Meeting, proxy holders will vote thereon in accordance with their discretion.

Questions and Additional Information

If you have questions about the Dissolution, the Dissolution Proposal, the Adjournment Proposal or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact Otonomy, at ir@otonomy.com or (619) 323-2200, or Kingsdale:

Strategic Shareholder Advisor and Proxy Solicitation Agent

745 Fifth Avenue, 5th Floor, New York, NY 10151

North American Toll Free Phone:

1-888-302-5741

Email: contactus@kingsdaleadvisors.com

Call Collect Outside North America: 917-410-8959

PROPOSAL 1: APPROVAL OF PLAN OF DISSOLUTION

About Otonomy

Historically, Otonomy was dedicated to the development of innovative therapeutics for neurotology. Prior to the delisting of its common stock from The Nasdaq Global Select Market, effective as of December 23, 2022, Otonomy’s common stock was traded on such exchange under the symbol “OTIC.”

General

The Board seeks, as a next step in its efforts to maximize stockholder value, to effect Otonomy’s dissolution, including the monetization of Otonomy’s remaining holdings and other assets and the deregistration of Otonomy’s common stock with the SEC. In furtherance of these efforts, the Board is presenting the Dissolution Proposal for approval by Otonomy’s stockholders.

At the Special Meeting, Otonomy’s stockholders will be asked to approve the voluntary dissolution and liquidation of Otonomy pursuant to the Plan of Dissolution, which was approved by the Board on December 13, 2022, subject to stockholder approval. The Board also recommended that Otonomy’s stockholders approve the Plan of Dissolution. Delaware law provides that a corporation may dissolve upon the recommendation of its board of directors, followed by the approval of its stockholders. At the Special Meeting, you will be asked to consider and vote upon the Dissolution Proposal and the Adjournment Proposal. Otonomy encourages you to read the Plan of Dissolution in its entirety.

If the Plan of Dissolution is approved by Otonomy’s stockholders, Otonomy will file a Certificate of Dissolution with the Delaware Secretary of State dissolving Otonomy. Pursuant to Delaware law, Otonomy will continue to exist for three years after Otonomy’s dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against Otonomy and enabling Otonomy gradually to close its business, to dispose of its property, to discharge its liabilities and to distribute any remaining assets to its stockholders. The Plan of Dissolution also provides for the appointment, at the Board’s discretion, of the Manager. The proportionate interests of all of Otonomy’s stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date. Otonomy intends to discontinue recording transfers of shares of its common stock on the Final Record Date, and thereafter certificates representing shares of Otonomy’s common stock will not be assignable or transferable on Otonomy’s books except by will, intestate succession or operation of law. After the Final Record Date, any distributions made by Otonomy will be made solely to the stockholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on Otonomy’s books as a result of any assignments by will, intestate succession or operation of law.

Summary of the Plan of Dissolution and Dissolution Process

In connection with the Dissolution, Otonomy is required by Delaware law to pay or provide for payment of all of its liabilities and obligations, including making reasonable provision for the payment of contingent obligations. After filing a Certificate of Dissolution with the Delaware Secretary of State, Otonomy shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to:

•	prosecuting and defending suits, whether civil, criminal or administrative, by or against Otonomy;

•	converting Otonomy’s assets into cash or cash equivalents;

•	discharging or making provision for discharging Otonomy’s liabilities;

•	withdrawing from all jurisdictions in which Otonomy is qualified to do business;

•	distributing Otonomy’s remaining property among its stockholders according to their interests; and

•	doing every other act necessary to wind up and liquidate Otonomy’s business and affairs, but not for the purpose of continuing the business for which Otonomy was organized.

Delaware law provides that, following the approval of the Plan of Dissolution by Otonomy’s stockholders, the Board may take such actions as it deems necessary in furtherance of the dissolution of Otonomy and the winding up of its operations and affairs.

Otonomy will pay all of its expenses and other known, non-contingent liabilities (which Otonomy presently estimates at $5,000,000 for the period from January 1, 2023 through March 24, 2023, including payment of certain severance-related expenses incurred in December 2022). In addition, Otonomy expects to reserve approximately $2,300,000 of cash for expenses as well as unknown, contingent and/or conditional liabilities.

Otonomy cannot predict with certainty the amount of any liquidating distributions to its stockholders. However, based on the information currently available to it, Otonomy estimates that the total amount distributed to its stockholders will be in the range of between approximately $0.11 and $0.13 per share of common stock. Otonomy’s estimated total distributions are based on, among other things, the fact that, as of December 31, 2022, Otonomy had approximately $10,723,326 in cash, as well as certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in the section of this proxy statement captioned “Conduct of Otonomy Following the Approval of the Plan of Dissolution—Liquidating Distributions.” Otonomy estimates that the initial cash distribution will total $0.11 per share of common stock and this could be followed in the future by one or more distributions totaling up to $0.02 per share of common stock, if it is determined that any reserved amounts no longer need to be reserved. The actual amount distributed in the future could be lower, or there may be no additional cash distribution depending on future expenses as well as unknown, contingent and/or conditional liabilities.

If funds are available and to the extent permitted by Delaware law, Otonomy intends to make liquidating distributions from time to time following the effective date of the filing of the Certificate of Dissolution. Otonomy is unable to predict the precise amount or timing of any liquidating distributions (or whether any liquidating distributions will occur at all), as many of the factors influencing the amount of cash distributed to Otonomy’s stockholders in liquidating distribution(s) and/or the timing of such distributions cannot be currently quantified with certainty and are subject to change. The actual amounts and timing of any liquidating distributions may vary substantially, depending on, among other things, the timing and approval of the Dissolution Proposal, the actual operating expenses Otonomy incurs during the dissolution and wind-up process, Otonomy’s ability to successfully defend, resolve and/or settle any litigation matters that may arise (and the timing of any such successful defense, resolution or settlement), whether Otonomy becomes subject to additional liabilities or claims (and the speed with which Otonomy is able to defend, resolve or discharge any such liabilities or claims), whether Otonomy incurs unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities, and the actual amount and timing of Potential Additional Proceeds that Otonomy receives. Accordingly, Otonomy’s stockholders will not know the exact amount of any liquidating distributions that they may receive as a result of the Plan of Dissolution when they vote on the proposal to approve the Plan of Dissolution; they may receive substantially less than the amount Otonomy currently estimates or that they otherwise expect to receive, including if the Dissolution Proposal is not approved. See the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Any liquidating distributions from Otonomy will be made to stockholders according to their holdings of common stock as of the Final Record Date. Any such distributions to stockholders will be in complete redemption and cancellation of all of the outstanding shares of Otonomy’s capital stock.

Otonomy may, at any time, choose to implement the Plan of Dissolution through a liquidating trust, which, if adopted, would succeed to all of Otonomy’s assets, liabilities and obligations. The Board may appoint one or more of its members, one or more of Otonomy’s officers or employees, or a third party to act as trustee or trustees of such liquidating trust. If all of Otonomy’s assets are not distributed within three years after the date Otonomy’s dissolution and a judicial extension of this deadline has not been sought or received, Otonomy expects to transfer its remaining assets to a liquidating trust at such time.

During the liquidation of Otonomy’s assets, Otonomy will pay certain of its officers, directors, employees, independent contractors and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. See the section of this proxy statement captioned “Interests of Certain Persons in the Dissolution.” Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services. Otonomy will also continue to indemnify its officers, directors, employees, independent contractors and agents to the maximum extent specified under existing agreements and in accordance with applicable law, Otonomy’s charter and bylaws and any contractual arrangements, for actions taken in connection with the implementation of the Plan of Dissolution.

Reasons for the Proposed Dissolution and Liquidation

As part of Otonomy’s evaluation process, the Board considered the risks and timing of each alternative available to Otonomy and consulted with management and Otonomy’s legal advisors. In arriving at its determination that the Plan of Dissolution is advisable and in Otonomy’s best interests and is the preferred strategic option for Otonomy, the Board carefully considered the terms of the Plan of Dissolution and the dissolution process under Delaware law, as well as other available strategic alternatives. In approving the Plan of Dissolution, the Board considered such terms and alternatives, as well as the following factors:

•	the fact that Otonomy currently has no significant remaining business operations or business prospects;

•

the fact that Otonomy conducted an evaluation to identify strategic alternatives involving Otonomy as a whole, including a merger, asset sale, strategic partnership or other business combination transaction;

•

the fact that Otonomy remains a publicly traded company, complete with the substantial accounting, legal and other expenses typical for a public company but with no remaining significant source of revenue;

•	the anticipated timing of liquidating distributions of cash to Otonomy’s stockholders in a dissolution compared to other remaining potential strategic alternatives;

•

the terms and conditions of the Plan of Dissolution, including the provisions that permit the Board to abandon the plan prior to the effective time of the dissolution if it determines that, in light of new proposals presented or changes in circumstances, the Dissolution is no longer advisable and in Otonomy’s best interests and the best interests of Otonomy’s stockholders;

•

the fact that Delaware corporate law requires that the dissolution of a corporation be approved by the affirmative vote of a majority of the voting power of the outstanding shares of capital stock of Otonomy, which ensures that the Board will not be taking actions with respect to the Dissolution of which a majority of Otonomy’s stockholders disapprove; and

•

the fact that approval of the Plan of Dissolution by the requisite vote of Otonomy’s stockholders authorizes the Board and officers to implement and amend the Plan of Dissolution without further stockholder approval.

The Board also considered the following risks in arriving at its conclusion that dissolving and liquidating Otonomy is in Otonomy’s best interests and the best interests of Otonomy’s stockholders:

•	the uncertainty of the timing, nature and amount of any liquidating distributions to stockholders;

•

the possibility that liquidation would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale or other transaction involving Otonomy or a sale of shares on the open market;

•	the risks associated with the sale of Otonomy’s non-cash assets as part of the Plan of Dissolution;

•	the possibility that the price of Otonomy’s common stock might have increased in the future to a price greater than the current price or the value of the assets distributed in liquidation;

•

the possibility that certain of Otonomy’s executive officers and directors may have financial interests in the Dissolution that may be different from, or in addition to, the interests of Otonomy’s stockholders generally;

•	the risk that Otonomy’s stockholders may be required to return to creditors some or all of the liquidating distributions; and

•

the fact that, if the Plan of Dissolution is approved by Otonomy’s stockholders, Otonomy anticipates that stockholders would generally not be permitted to transfer shares of Otonomy’s common stock after the effective date of Otonomy’s filing of the Certificate of Dissolution with the Delaware Secretary of State.

The Board also considered the other factors described in the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution” and in the section captioned “Risk Factors” in Otonomy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022 and Otonomy’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2022, filed with the SEC on May 9, 2022, for the six months ended June 30, 2022, filed with the SEC on July 25, 2022, and for the nine months ended September 30, 2022, filed with the SEC on November 10, 2022, in deciding to approve, and recommend that Otonomy’s stockholders approve, the Plan of Dissolution.

In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, the Board did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, the Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of the Board may have given different weight to different factors.

Otonomy cannot offer any assurance that the liquidation value per share of Otonomy’s common stock will equal or exceed the price or prices at which such shares recently have traded or could trade over-the-counter in the future. However, the Board believes that it is in Otonomy’s best interests and the best interests of Otonomy’s stockholders to distribute to the stockholders Otonomy’s net assets pursuant to the Plan of Dissolution. If Otonomy’s stockholders do not approve the Plan of Dissolution, the Board will explore what, if any, alternatives are available in light of Otonomy’s limited business activities.

Possible remaining strategic alternatives include selling all of Otonomy’s remaining assets or seeking voluntary dissolution at a later time and with diminished assets. At this time, the Board has considered all of these options and has determined that it is in Otonomy’s best interests and in the best interests of Otonomy’s stockholders to dissolve Otonomy and periodically return its cash to Otonomy’s stockholders. The Board retains the right to abandon the Plan of Dissolution prior to or after the effective time of the dissolution. See the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Dissolution Under Delaware Law

Delaware law provides that a corporation may dissolve upon the approval of a corporation’s board of directors followed by a majority vote of its stockholders. Following such approval, the dissolution is effected by filing a certificate of dissolution with the Delaware Secretary of State. The corporation is dissolved upon the effective time of its certificate of dissolution.

Under Delaware law, once a corporation is dissolved, it continues its corporate existence for three years, but may not carry on any business except that appropriate to wind up and liquidate its business and affairs. The process of winding up includes, among other things:

•	the settling and closing of any business;

•	the disposition and conveyance of any property;

•	the discharge of any liabilities, including making reasonable provision for contingent and likely future claims;

•	the prosecution and defense of any lawsuits; and

•	the distribution of any remaining assets to stockholders.

If any action, suit or proceeding is commenced by or against the corporation before or within the three-year winding up period (or any extension thereof granted by a court), the corporation will, solely for the purpose of such action, suit or proceeding, automatically continue to exist beyond the three-year period until any judgments, orders or decrees are fully executed.

Absence of Appraisal Rights

Under Delaware law, Otonomy’s stockholders are not entitled to appraisal, dissenters’ or similar rights in connection with the Dissolution.

Conduct of Otonomy Following the Approval of the Plan of Dissolution

This section of the proxy statement describes material aspects of the proposed Plan of Dissolution and the steps Otonomy, the Board and, if applicable, the Manager expect to take pursuant thereto. While Otonomy believes that this description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the section captioned “Summary of the Plan of Dissolution and Dissolution Process” and the Plan of Dissolution attached as Appendix A to this proxy statement, and the other documents delivered with this proxy statement for a more complete understanding of the Plan of Dissolution.

Approval of Plan of Dissolution; Appointment of Manager

To become effective, the Dissolution must be approved by the affirmative vote of a majority of the outstanding shares of capital stock of Otonomy. The approval of the Plan of Dissolution by the requisite vote of the holders of Otonomy’s common stock will constitute adoption of the Dissolution and of the Plan of Dissolution and a grant of full and complete authority for the Board and officers, without further stockholder action, to proceed with the Dissolution in accordance with any applicable provision of the Delaware law, including the authority to dispose of all of Otonomy’s remaining non-cash assets. The Plan of Dissolution also provides for the appointment, at the Board’s discretion, of a Manager to oversee the sale of Otonomy’s assets and Otonomy’s liquidation and wind up.

Dissolution and Liquidation

If the Dissolution is approved by the requisite vote of Otonomy’s stockholders, the steps set forth below may be completed at such times as the Board, in its discretion and in accordance with Delaware law, deems necessary, appropriate or advisable in Otonomy’s best interests and the best interests of Otonomy’s stockholders:

•	the filing of a Certificate of Dissolution with the Delaware Secretary of State;

•

the cessation of all of Otonomy’s business activities except those relating to winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits by or against Otonomy;

•	the collection, sale, exchange or other disposition of all or substantially all of Otonomy’s non-cash property and assets, if any, in one transaction or in several transactions;

•

the defense, resolution and/or settlement of any litigation against Otonomy, and the making of reasonable provision to pay insurance retentions and legal fees in connection with any such lawsuit or claim;

•	the payment of or the making of reasonable provision to pay all known claims and obligations, including all contingent, conditional or un-matured contractual claims known to Otonomy;

•

the making of such provision as will be reasonably likely to be sufficient to satisfy any claims that have not been made known to Otonomy or that have not arisen but that, based on facts known to Otonomy, are likely to arise or become known to Otonomy within ten years after the date of dissolution;

•	the setting aside of a reserve consisting of cash and/or property to satisfy such claims and contingent obligations;

•	the payment of any liquidating distribution to Otonomy’s stockholders of record, determined as of the Final Record Date;

•

the pro rata distribution to Otonomy’s stockholders, or the transfer to one or more liquidating trustees for the benefit of Otonomy’s stockholders under a liquidating trust, of the remaining assets of Otonomy after payment or provision for payment of claims against and obligations of Otonomy; and

•	the taking of any and all other actions permitted or required by Delaware law and any other applicable laws and regulations.

The Board may, to the fullest extent permitted by law, amend the Plan of Dissolution without further stockholder approval if it determines that such amendment is in the best interest of Otonomy. In addition, if the Board determines that the Dissolution is not in Otonomy’s best interest, the Board may direct that the Plan of Dissolution, and therefore the dissolution of Otonomy, be abandoned.

Liquidating Distributions

It is Otonomy’s current intention to make liquidating distributions to its stockholders of record as of the Final Record Date from time to time, as permitted by Delaware law. Delaware law requires that, prior to making any liquidating distribution, Otonomy pay or provide for payment of all of Otonomy’s liabilities and obligations, including contingent liabilities. In determining whether adequate provision is being made for any outstanding liabilities or wind down costs, the Board may consider a variety of factors. For example, in the case of outstanding disputed or contingent liabilities, considerations may include the estimated maximum amount of the claim and the likelihood that the claim will be resolved in the claimant’s favor or that the contingency will occur. Further, Otonomy’s ability to make liquidating distributions could be adversely affected if any unanticipated liabilities or claims arise prior to the anticipated distribution.

Uncertainties as to the amount of liabilities make it impossible to predict precisely the aggregate amount that will ultimately be available for distribution, if anything. Otonomy will continue to incur claims, liabilities and expenses (including operating costs, directors’ and officers’ insurance, legal, accounting and consulting fees and miscellaneous expenses) following the approval of the dissolution and liquidation of Otonomy pursuant to the Plan of Dissolution. These claims, liabilities and expenses will reduce the amount of cash and assets available for ultimate distribution to Otonomy’s stockholders.

Otonomy cannot predict with certainty the amount of any liquidating distributions to its stockholders or whether it will be able to make liquidating distributions at all. However, based on the information currently available to it, Otonomy estimates that the initial cash distribution will total $0.11 per share of common stock and this could be followed in the future by one or more distributions totaling up to $0.02 per share of common stock, if it is determined that any reserved amounts no longer need to be reserved. The actual amount distributed in the future could be lower, or there may be no additional cash distribution depending on future expenses as well as unknown, contingent and/or conditional liabilities. This estimate of the amount that may be available for distribution assumes, among other things:

•	that there will be no lawsuits filed against Otonomy or its officers or directors prior to or following the approval of the dissolution and liquidation pursuant to the Plan of Dissolution;

•	that the Dissolution will be completed within three years;

•

a reserve of approximately $2,300,000 to pay expenses and satisfy unknown, contingent and/or conditional liabilities during the three-year period following the effective date of the filing of the Certificate of Dissolution;

•	the receipt by Otonomy of Potential Additional Proceeds consistent with Otonomy’s current expectations; and

•	that the amount of Otonomy’s estimated expenses to complete the Dissolution will not exceed the estimates contained in the table below.

Any one or more of these assumptions may prove to be wrong, which could reduce the amount available to distribute to Otonomy’s stockholders.

The following table sets forth the basis for Otonomy’s estimate of liquidating distributions. The following table is based upon, among other things, the assumptions set forth above and estimates of certain liabilities. If Otonomy’s assumptions or estimates contained therein prove to be incorrect, Otonomy’s stockholders may ultimately receive substantially more or less than the amounts estimated here. Otonomy does not plan to resolicit stockholder approval for the Dissolution even if the amount ultimately distributed to Otonomy’s stockholders changes significantly from the estimates set forth in this proxy statement.

Estimated Liquidating Distribution to Stockholders (in millions, except for share and per share amounts)	Low Estimate	High Estimate
Cash as of December 31, 2022	$10,723,326	$10,723,326
Estimated Potential Additional Proceeds	$4,264,347	$4,264,347
Estimated expenses and other known non-contingent liabilities from January 1, 2023 through March 24, 2023, including payment of certain severance-related expenses incurred in December 2022	$5,000,000	$5,000,000
Current reserve for expenses and unknown, contingent and/or conditional liabilities	$2,300,000	$2,300,000
Estimated initial cash to distribute to stockholders per share	$0.11	$0.11
Potential amount available from reserves in future for additional cash distribution to stockholders	$—	$1,500,000
Potential additional cash to distribute to stockholders per share	$—	$0.02
Estimated total cash to distribute to stockholders per share	$0.11	$0.13
Assumed shares outstanding	68,527,264	68,527,264

Based on the foregoing, Otonomy estimates that the total amount distributed to its stockholders will be in the range of between approximately $0.11 and $0.13 per share of common stock, with the initial distribution estimated to be $0.11 per share of common stock. The actual amounts of any liquidating distributions may vary substantially, depending on, among other things, whether Otonomy becomes subject to additional liabilities or claims. See the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in

Deciding whether to Approve the Plan of Dissolution.” Although the Board has not established a firm timetable for liquidating distributions, subject to contingencies inherent in winding up Otonomy’s business, the Board intends to make such distributions from time to time following the filing of the Certificate of Dissolution.

Final Record Date

The Final Record Date will be the close of business on the day prior to the date that the Certificate of Dissolution is filed with the Delaware Secretary of State. Otonomy intends to close its stock transfer books and discontinue recording transfers of shares of Otonomy’s common stock on the Final Record Date, and thereafter certificates representing shares of Otonomy’s common stock will not be assignable or transferable on Otonomy’s books except by will, intestate succession or operation of law. After the Final Record Date, Otonomy will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of Otonomy’s shares will occur after the Final Record Date.

All liquidating distributions from Otonomy or a liquidating trust, or as a result of an assignment for the benefit of creditors, on or after the Final Record Date, if any, will be made to stockholders of record as of the Final Record Date according to their holdings of common stock as of the Final Record Date. Subsequent to the Final Record Date, Otonomy may at its election require stockholders to surrender certificates representing their shares of common stock in order to receive subsequent distributions. Stockholders should not forward their stock certificates before receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by Otonomy or the liquidating trust, if any, to stockholders who have not surrendered their stock certificates may be held in trust for such stockholders, without interest, until the surrender of their certificates (subject to escheat pursuant to the laws relating to unclaimed property). If a stockholder’s certificate evidencing the common stock has been lost, stolen or destroyed, the stockholder may be required to furnish Otonomy with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.

Amount and Timing of Expected Liquidating Distributions to Stockholders

Otonomy will pay all of its expenses and other known, non-contingent liabilities (which Otonomy presently estimates at $5,000,000 for the period from January 1, 2023 through March 24, 2023, including payment of certain severance-related expenses incurred in December 2022). In addition, Otonomy expects to reserve approximately $2,300,000 for expenses as well as unknown, contingent and/or contingent liabilities.

Otonomy cannot predict with certainty the amount of any liquidating distributions to its stockholders. However, based on the information currently available to it, Otonomy estimates that the total amount distributed to its stockholders will be in the range of between approximately $0.11 and $0.13 per share of common stock. Otonomy’s estimated total distributions are based on, among other things, the fact that, as of December 31, 2022, Otonomy had approximately $10,723,326 in cash, certain assumptions with respect to the receipt of Potential Additional Proceeds more fully described in the section of this proxy statement captioned “Conduct of Otonomy Following the Approval of the Plan of Dissolution—Liquidating Distributions.” Otonomy estimates that the initial cash distribution will total $0.11 per share of common stock and this could be followed in the future by one or more distributions totaling up to $0.02 per share of common stock, if it is determined that any reserved amounts no longer need to be reserved. The actual amount distributed in the future could be lower, or there may be no additional cash distribution depending on future expenses as well as unknown, contingent and/or conditional liabilities.

If funds are available and to the extent permitted by Delaware law, Otonomy intends to make liquidating distributions from time to time following the effective date of the filing of the Certificate of Dissolution. Otonomy is unable to predict the precise amount or timing of any additional liquidating distributions (or whether any liquidating distributions will occur at all), as many of the factors influencing the amount of cash distributed to Otonomy’s stockholders in liquidating distribution(s) and/or the timing of such distributions cannot be currently quantified with certainty and are subject to change. The actual amounts and timing of any liquidating distributions may vary substantially, depending on, among other things, the timing and approval of the Dissolution Proposal, the actual operating expenses Otonomy incurs during the dissolution and wind-up process, Otonomy’s ability to successfully defend, resolve and/or settle any litigation matters that may arise (and the timing of any such successful defense, resolution or settlement), whether Otonomy becomes subject to additional liabilities or claims (and the speed with which Otonomy is able to defend, resolve or discharge any such liabilities or claims), whether Otonomy incurs unexpected or greater than expected losses with respect to presently unknown, contingent and/or conditional liabilities, and the actual amount and timing of Potential Additional Proceeds that Otonomy receives. Accordingly, Otonomy’s stockholders will not know the exact amount of any liquidating distributions that they may receive as a result of the Plan of Dissolution when they vote on the proposal to approve the Plan of Dissolution; they may receive substantially less than the amount Otonomy currently estimates or that they otherwise expect to receive, including if the Dissolution Proposal is not approved. See the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Sale of Otonomy’s Remaining Assets

The Plan of Dissolution contemplates the sale of all of Otonomy’s remaining non-cash assets if and at such time as the Board or the Manager, if applicable, may approve, without further stockholder approval. The Plan of Dissolution does not specify the manner in which Otonomy may sell its assets. Such sales could take the form of sales of individual assets, sales of groups of assets organized by type of asset or otherwise, a single sale of all or substantially all of Otonomy’s assets, or some other form of sale. The assets may be sold to one or more purchasers in one or more transactions over a period of time. It is not anticipated that any further stockholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by the Board. Otonomy does not anticipate amending or supplementing this proxy statement to reflect any such agreement or sale, unless required by applicable law, or selling any additional assets in the future. See the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution.”

Contingent Liabilities; Reserves

Under Delaware law, Otonomy is required, in connection with the Dissolution, to pay or make reasonable provision for payment of its liabilities and obligations. Otonomy will pay all of its expenses (including operating and wind-up expenses to be incurred throughout the dissolution and wind-up process) and other known, non-contingent liabilities. Otonomy has used and anticipates continuing to use cash until the end of the three-year period following the effective date of the filing of the Certificate of Dissolution for a number of items, including, but not limited to, the following:

•	ongoing operating expenses;

•	expenses, including retention amounts, incurred in connection with extending Otonomy’s directors’ and officers’ insurance coverage;

•	expenses incurred in connection with the Dissolution;

•	taxes imposed upon Otonomy and any of its assets; and

•	professional, legal, consulting and accounting fees.

Otonomy will maintain a reserve, consisting of cash or other assets that Otonomy believes will be adequate for the satisfaction of all of its current unknown, contingent and/or conditional claims and liabilities. Otonomy may also take other steps to provide for the satisfaction of the reasonably estimated amount of such claims and liabilities, including acquiring insurance coverage with respect to certain claims and liabilities. Otonomy currently estimates that it will maintain a cash reserve of approximately $2,300,000 of cash for expenses as well as unknown, contingent and/or conditional liabilities during the three-year period following the effective date of the filing of the Certificate of Dissolution.

The estimated amount of the reserve is based upon certain estimates and assumptions and a review of Otonomy’s estimated operating expenses and future estimated liabilities, including, without limitation, estimated operating costs, directors’ and officers’ insurance, legal, accounting and consulting fees and miscellaneous expenses, and accrued expenses reflected in Otonomy’s financial statements. There can be no assurance that the reserve will be sufficient. If any of Otonomy’s estimates regarding the expenses to be incurred in the liquidation process, including expenses of personnel required and other operating expenses (including legal, accounting and consulting fees) necessary to dissolve and liquidate Otonomy and the expenses to satisfy outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, Otonomy may be required to increase the amount of the reserve. After the liabilities, expenses and obligations for which the reserve is established have been satisfied in full (or determined not to be owed), Otonomy will distribute to its stockholders any remaining portion of the reserve.

In the event Otonomy fails to create an adequate reserve for the payment of its expenses and liabilities and amounts have been distributed to the stockholders under the Plan of Dissolution, creditors of Otonomy may be able to pursue claims against Otonomy’s stockholders directly to the extent that they have claims co-extensive with such stockholders’ receipt of liquidating distributions. See the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution—If Otonomy fails to create an adequate reserve for payment of its expenses and liabilities, each stockholder receiving liquidating distributions could be held liable for payment to Otonomy’s creditors of his, her or its pro rata share of amounts owed to creditors in excess of the reserve, up to the amount actually distributed to such stockholder in connection with the Dissolution.”

If Otonomy were held by a court to have failed to make adequate provision for its expenses and liabilities or if the amount required to be paid in respect of such liabilities exceeded the amount available from the reserve and any assets of the liquidating trust or trusts, a creditor of Otonomy’s could seek an injunction against the making of liquidating distributions under the Plan of Dissolution on the grounds that the amounts to be distributed were needed to provide for the payment of Otonomy’s expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to stockholders under the Plan of Dissolution.

Reporting Requirements

Whether or not the Plan of Dissolution is approved, Otonomy continues to have an obligation to comply with the applicable reporting requirements of the Exchange Act. Otonomy intends to seek relief from the SEC from certain reporting requirements under the Exchange Act, which may substantially reduce publicly available information about Otonomy. However, the SEC may not grant Otonomy the requested relief, in which case Otonomy would be required to continue to bear the expense of complying with all applicable reporting requirements under the Exchange Act. The costs of compliance with such reporting requirements would reduce the amount which otherwise could be distributed to stockholders. See the section of this proxy statement captioned “Risk Factors to be Considered by Stockholders in Deciding whether to Approve the Plan of Dissolution—Otonomy intends to seek relief from certain reporting requirements under the Exchange Act, which may substantially reduce publicly-available information about Otonomy. If Otonomy fails to obtain such relief, Otonomy will continue to bear the expense of being a public reporting company despite having no significant source of revenue.”

Interests of Certain Persons in the Dissolution

Certain of Otonomy’s executive officers and directors may have financial interests in the Dissolution that may be different from, or in addition to, the interests of Otonomy’s stockholders generally. In particular:

•	during the liquidation of Otonomy’s assets, Otonomy will pay certain of its officers, directors, service providers and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services;

•

as of February 3, 2023, Otonomy’s directors and executive officers benefically held 6,830,848 shares of Otonomy’s common stock, including 6,327,681 options with exercise prices ranging from $1.42 to $23.50 per share of common stock. The estimated value of such shares of Otonomy’s common stock as of February 3, 2023 (based upon the $0.118 per share closing price of Otonomy’s common stock as of such date) is $806,040.07, or $59,374 excluding the value of all options exercisable. Otonomy’s directors and executive officers who own shares of Otonomy’s common stock will be entitled to receive, on the same terms and conditions as Otonomy’s other stockholders, the same distributions and other benefits that Otonomy’s stockholders would receive when Otonomy makes liquidating distributions to Otonomy’s stockholders of record; and

•	Otonomy’s directors and officers may be entitled to indemnification and insurance coverage from Otonomy.

The Board was aware of those potentially differing interests and considered them, among other matters, in evaluating the Plan of Dissolution and in reaching its decision to approve such plan and the actions contemplated thereby, as more fully discussed in the section of this proxy statement captioned “Reasons for Recommending the Proposed Dissolution and Liquidation.”

Otonomy anticipates that, upon the filing of the definitive proxy statement, the Board will appoint a representative of Armanino LLP to serve as Otonomy’s sole director and that all other directors will resign.

Equity Compensation Plan Information

The following table provides information as of February 3, 2023 with respect to shares of Otonomy’s common stock that may be issued under its existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by security holders
2014 Equity Incentive Plan	7,308,130	$4.2062	7,131,201
2014 Employee Stock Purchase Plan	—	$—	3,669,417
Amended and Restated 2010 Equity Incentive Plan	702,097	$2.8033	—
All plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	—	—	—
TOTAL	8,010,227	—	10,800,618

Executive Officer and Director Equity Holdings

The table below sets forth, with respect to each executive officer and director of Otonomy, as applicable, as of February 3, 2023 (i) the number of shares of Otonomy’s common stock beneficially owned without restriction by each individual, (ii) the value of each individual’s common stock (based upon the $0.118 per share closing price of Otonomy’s common stock as of such date) and (iii) the percentage of the total number of issued and outstanding shares of Otonomy’s common stock held by each individual (based upon 68,527,264 issued and outstanding shares of Otonomy’s common stock as of that date).

Name of Beneficial Owner	Number of Shares Beneficially Owned		Value of Common Stock	Percentage of Shares Beneficially Owned	Percentage of Voting Shares Outstanding
Directors and Executive Officers:
James Breitmeyer, M.D., Ph.D.	87,500		$10,325.00	*	*
Jill M. Broadfoot	11,666		$1,376.59	*	*
Vickie Capps	120,000		$14,160.00	*	*
Ciara Kennedy, Ph.D.	70,000		$8,260.00	*	*
Jay Lichter, Ph.D.	115,000		$13,570.00	*	*
Iain McGill	110,000		$12,980.00	*	*
Theodore R. Schroeder	125,000		$14,750.00	*	*
David A. Weber, Ph.D.	3,933,441		$464,146.04	5.44%	*
Paul E. Cayer	1,601,727		$189,003.79	2.29%	*
Robert M. Savel, II	224,782		$26,524.28	*	*
Alan Foster, Ph.D.	431,732		$50,944.38	*	*
All current directors and executive officers as a group (11 persons)	6,830,848	**	$806,040.07	1.09%	9.97%

*	Represents beneficial ownership or voting shares of less than one percent (1%) of the outstanding shares of Otonomy’s common stock.
**	Includes 6,327,681 options with exercise prices ranging from $1.42 to $23.50 per share of common stock.

Employment Agreements and Other Arrangements with Executive Officers

David A. Weber, Ph.D.

Otonomy entered into an employment agreement with Dr. Weber, effective as of August 13, 2014, pursuant to which Dr. Weber served as the Company’s President and Chief Executive Officer. The employment agreement had an initial term of 4 years, which continued in effect until his termination, as discussed below. Dr. Weber’s base salary was $600,000 for 2021 and 2022. He was eligible to receive an annual performance bonus with the target amount determined as 60% of his annual base salary and eligible to participate in employee benefit or group insurance plans maintained from time to time by Otonomy.

Pursuant to the employment agreement, if Otonomy terminates the employment of Dr. Weber other than for death, disability, or “cause” or Dr. Weber resigns for “good reason” (as such terms are defined in Dr. Weber’s employment agreement), and, within 60 days following his termination, Dr. Weber executes a waiver and release of claims in Otonomy’s favor and resigns from all positions he may hold as an officer or director, Dr. Weber is entitled to receive (i) 12 months’ base salary, (ii) an amount equal to a pro rata portion of his target annual bonus for the year of termination, (iii) group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for 12 months, and (iv) additional vesting and exercisability as to any outstanding equity awards held by him as if he had remained Otonomy’s employee for an additional 24 months.

On December 15, 2022, Dr. Weber was terminated as the Chief Executive Officer in connection with a reduction in force. In connection with Dr. Weber’s departure and pursuant to the executive employment agreement described above, he was paid a separation payment of $944,219.18, a cash payment of $27,618.34 equivalent to 12 months of Dr. Weber’s group health care insurance premiums, and vesting acceleration of 1,026,112 shares of Otonomy’s common stock equivalent to 24 months following the date of termination.

Paul E. Cayer

Otonomy entered into an employment agreement with Mr. Cayer, effective as of April 16, 2021, pursuant to which Mr. Cayer served as the Company’s Chief Financial and Business Officer. Mr. Cayer’s base salary was $426,400.00 for 2021 and 2022. He was eligible to receive an annual performance bonus with the target amount determined as 40% of his annual base salary and eligible to participate in employee benefit or group insurance plans maintained from time to time by Otonomy.

Pursuant to the employment agreement, if Otonomy terminates the employment of Mr. Cayer other than for death, disability, or “cause” or Mr. Cayer resigns for “good reason” (as such terms are defined in Mr. Cayer’s employment agreement), and, within 60 days following his termination, Mr. Cayer executes a waiver and release of claims in Otonomy’s favor and resigns from all positions he may hold as an officer or director, Mr. Cayer would be entitled to receive (i) 12 months’ base salary, (ii) an amount equal to a pro rata portion of his target annual bonus for the year of termination, (iii) group health insurance continuation benefits pursuant to “COBRA” for him and his respective dependents for 12 months, and (iv) additional vesting and exercisability as to any outstanding equity awards held by him as if he had remained Otonomy’s employee for an additional 12 months.

On December 15, 2022, Mr. Cayer’s employment with Otonomy was terminated in connection with a reduction in force. In connection with Mr. Cayer’s departure and pursuant to the executive employment agreement described above, he was paid a separation payment of $610,358.85, a cash payment of $39,438.50 equivalent to 12 months of Mr. Cayer’s group health care insurance premiums, and vesting acceleration of 465,242 shares of Otonomy’s common stock equivalent to 12 months following the date of termination. Otonomy entered into a consulting agreement with Mr. Cayer, effective December 15, 2022, pursuant to which Mr. Cayer serve as Otonomy’s President, Chief Financial and Business Officer and Secretary, and is paid an hourly rate based on his base salary in effect immediately prior to his termination of employment.

Indemnification and Insurance

In connection with the dissolution and liquidation of Otonomy pursuant to the Plan of Dissolution, Otonomy will continue to indemnify its directors and officers to the maximum extent permitted in accordance with applicable law, Otonomy’s charter and bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of Otonomy’s business and affairs. The Board is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to satisfy such indemnification obligations, including seeking an extension in time and coverage of Otonomy’s insurance policies currently in effect.

Other than as set forth above, it is not currently anticipated that the Dissolution will result in any material benefit to any of Otonomy’s executive officers or to directors who participated in the vote to adopt the Plan of Dissolution.

Certain Material U.S. Federal Income Tax Consequences of the Plan of Dissolution

The following is a summary of certain material U.S. federal income tax consequences of the Plan of Dissolution that will generally be applicable to Otonomy’s stockholders if the stockholders approve the Plan of Dissolution. This discussion is for general information purposes only and does not constitute, and is not, a tax opinion or tax advice to any particular stockholder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions, administrative rulings and other legal authorities, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. Any such change could alter or modify the statements and conclusions set forth below. No ruling from the IRS and no opinion of counsel will be requested or obtained concerning the U.S. federal income tax consequences of the Plan of Dissolution. The tax consequences set forth in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

EACH OTONOMY STOCKHOLDER SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER AS A RESULT OF THE PLAN OF DISSOLUTION, AND ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES RELEVANT TO SUCH STOCKHOLDER AS A RESULT OF THE DISSOLUTION.

The following discussion does not address all of the U.S. federal income tax consequences that may be relevant to a particular stockholder in light of such stockholder’s particular circumstances, or who may be subject to special rules under the U.S. federal income tax laws, including, without limitation, mutual funds, retirement plans, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, real estate investment trusts, brokers or dealers in securities, traders who mark to market, stockholders who hold their shares as part of a straddle, hedge or conversion transaction, stockholders who hold shares as “qualified small business stock” under Section 1202 of the Code or “section 1244 stock” under Section 1244 of the Code, and stockholders that hold shares through a partnership or other pass-through entity. Furthermore, this discussion does not apply to holders of options or warrants or stockholders who acquired their shares by exercising options or warrants, nor does it apply to stockholders who received their shares in connection with the performance of services. This discussion assumes that stockholders hold their stock as capital assets within the meaning of Section 1221 of the Code and that a stockholder did not treat their stock as worthless within the meaning of Section 165(g) of the Code prior to adoption of the Plan of Dissolution. In addition, the discussion does not address any aspect of federal non-income, state, local or non-U.S. taxation that may be applicable to a particular stockholder.

U.S. Federal Income Taxation of Otonomy

If Otonomy distributes any property other than cash in a liquidating distribution to its stockholders, Otonomy will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, Otonomy may be subject to U.S. federal income tax on a distribution of its property (other than cash), which may reduce the amount of cash available to distribute to its stockholders. If any property distributed by Otonomy is subject to a liability or if a stockholder assumes a liability of Otonomy in connection with the distribution of property, the fair market value of such distributed property shall be treated as not less than the amount of such liability. The IRS may challenge Otonomy’s valuation of any distributed property. As a result of such a challenge, the amount of gain or loss recognized by Otonomy on the distribution might change.

U.S. Federal Income Taxation of Otonomy’s Stockholders that Are U.S. Persons

Assuming Otonomy’s stockholders approve the Plan of Dissolution, amounts received by stockholders that are United States persons (as defined in the Code) pursuant to the Dissolution will be treated as full payment in exchange for their shares of Otonomy’s common stock. As a result of the Dissolution, a stockholder generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the stockholder with respect to each share (including distributions to any liquidating trust, as discussed below), less any liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) the stockholder’s adjusted tax basis in the shares of Otonomy’s common stock. If an Otonomy stockholder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares.

Liquidating distributions are first applied against, and reduce, the stockholder’s adjusted tax basis in its shares, or block of shares, of Otonomy’s common stock before recognizing any gain or loss. If Otonomy makes more than one liquidating distribution, a stockholder will recognize gain to the extent the aggregate liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) allocated to a share, or block of shares, of Otonomy’s common stock exceed the stockholder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from Otonomy has been received, and then only if the aggregate value of all liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) with respect to a share or block of shares is less than the stockholder’s tax basis for that share or block of shares. Gain or loss recognized by a U.S. stockholder will be long-term capital gain or loss if the shares have been held for more than one year. The deductibility of capital losses is subject to certain limitations. For a discussion of the U.S. federal income tax treatment of gain or loss from a liquidating distribution received by foreign stockholders, see “Non-U.S. Stockholders” below.

If Otonomy makes a distribution of property other than cash to its stockholders, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. After the close of Otonomy’s taxable year during which a liquidating distribution was made, Otonomy will provide stockholders and the IRS with a statement of the amount of cash distributed to Otonomy’s stockholders and Otonomy’s best estimate as to the value of any property distributed during that year. There is no assurance that the IRS will not challenge Otonomy’s valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by stockholders might change. Distributions of property other than cash to stockholders could result in tax liability to any given stockholder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the assets received. If Otonomy opts to use a trust, the timing of distributions to stockholders will be as described below under the section of this proxy statement captioned “Liquidating Trusts.”

If a stockholder is required to satisfy any liability not fully covered by Otonomy’s reserve (see the section of this proxy statement captioned “Contingent Liabilities; Reserves”), payments by stockholders in satisfaction of such liabilities would generally result in a capital loss in the year paid, which, in the hands of individual stockholders, cannot be carried back to prior years to offset capital gains realized from a liquidating distribution in those years.

If Otonomy’s stockholders do not approve the Plan of Dissolution, any distributions received by the stockholders will be treated as a non-liquidating distribution. Such distribution will be taxable as a dividend for U.S. federal income tax purposes to the extent paid out of Otonomy’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends paid to non-corporate Otonomy stockholders are generally taxed at long-term capital gains rates provided certain holding periods are met. Non-liquidating distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a stockholder’s basis in shares of Otonomy’s common stock and thereafter as either long-term or short-term capital gain, depending on the stockholder’s holding period for such shares of common stock.

Non-U.S. Stockholders

For purposes of this paragraph, a “non-U.S. stockholder” is a stockholder that is not a United States person (as defined in the Code) and is not a partnership. Distributions made pursuant to the Plan of Dissolution to a non-U.S. stockholder will be treated as received by the non-U.S. stockholder in exchange for the non-U.S. stockholder’s shares of Otonomy’s common stock. The amount of any such distribution allocable to a block of shares of Otonomy’s common stock owned by the non-U.S. stockholder will reduce the non-U.S. stockholder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be treated as capital gain. A non-U.S. stockholder will not be subject to U.S. federal income tax on any such gain unless:

•

the gain is effectively connected with the non-U.S. stockholder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the non-U.S. stockholder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	Otonomy’s common stock constitutes a U.S. real property interest by reason of Otonomy’s status as a U.S. real property holding corporation (“nPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. stockholder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Otonomy does not believe it is or has been a USRPHC during the applicable period. Because the determination of whether Otonomy is a USRPHC depends on the relative fair market values of its assets, there can be no assurance it currently is not a USRPHC or will not become one in the future. If Otonomy is or were to become a USRPHC, non-U.S. stockholders generally would be subject to U.S. federal income tax on gain arising from the liquidating distributions in the same manner as if such non-U.S. stockholder were a United States person as defined in the Code, and a 15% withholding tax would apply to the gross proceeds from the disposition of Otonomy’s common stock by non-U.S. stockholders.

If Otonomy’s stockholders do not approve the Plan of Dissolution, any distributions will be taxable as a dividend for U.S. federal income tax purposes to the extent paid out of Otonomy’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends received by non-U.S. stockholders may be subject to U.S. withholding tax at a rate of 30% or such lower rate as is established under an applicable treaty. Non-liquidating distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a stockholder’s basis in shares of Otonomy’s common stock and thereafter as either long-term or short-term capital gain, depending on the stockholder’s holding period for such shares of common stock.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of the receipt of liquidating distributions from Otonomy.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to Otonomy’s stockholders that are U.S. persons, each stockholder must, unless an exception applies, provide such stockholder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (or, if applicable, another withholding form) and certify under penalties of perjury that such number is correct and that such stockholder is not subject to backup withholding. If an Otonomy stockholder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at the rate applicable at the time. Payments to non-U.S. stockholders may be subject to backup withholding unless such non-U.S. stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund generally may be obtained from the IRS, provided that the required information is properly furnished in a timely manner to the IRS. Stockholders should consult their own tax advisors regarding the applicability of backup withholding in their particular circumstances.

The tax consequences of the Plan of Dissolution may vary depending upon the particular circumstances of the stockholder. Otonomy recommends that each stockholder consult his, her or its own tax advisor regarding the U.S. federal income tax consequences of the Plan of Dissolution as well as the state, local and non-U.S. tax consequences.

Liquidating Trusts

If Otonomy transfers assets to a liquidating trust or trusts for the benefit of the stockholders, Otonomy intends to treat the liquidating trust or trusts as a grantor trust of the stockholders. In general, this treatment would mean that the stockholders would be the beneficial owners of the assets and income of the liquidating trust or trusts. The transfer of assets by Otonomy to a liquidating trust or trusts will be treated as distributions in liquidation of the stockholder’s shares, or block of shares, of Otonomy’s common stock. If Otonomy has made any liquidating distributions prior to transferring assets to a liquidating trust or trusts, the transfer of assets will be considered the final distribution to stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time Otonomy transfers assets to the liquidating trust or trusts equal to their pro rata shares of cash, and, as applicable, the fair market value of property other than cash, transferred to the liquidating trust or trusts, reduced by the amount of liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. The U.S. federal income tax consequences of the constructive distribution to a stockholder are the same as those described above.

The liquidating trust or trusts themselves will not be subject to U.S. federal income tax. The stockholders will be treated as owners of the liquidating trust or trusts. As owners of the trust or trusts, stockholders must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust or trusts, whether or not they receive any actual distributions from the liquidating trust or trusts. Accordingly, stockholders should be aware that they may be subject to tax without the receipt of cash or property. Stockholders, however, will not be subject to tax when distributions are actually made by the liquidating trust.

Accounting Treatment

If Otonomy’s stockholders approve the dissolution and liquidation of Otonomy pursuant to the Plan of Dissolution, Otonomy will change its basis of accounting to the liquidation basis of accounting. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions. The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values realized for Otonomy’s assets and ultimate amounts paid to satisfy Otonomy’s liabilities are expected to differ from estimates recorded in annual or interim financial statements.

Recommendation of the Board

On December 13, 2022, the Board determined that the Dissolution and the other transactions contemplated thereby are advisable and in the best interests of Otonomy and its stockholders and approved in all respects the Dissolution and Plan of Dissolution and the other transactions contemplated thereby.

The Board unanimously recommends that you vote “FOR” the Dissolution Proposal.

PROPOSAL 2: APPROVAL OF ADJOURNMENT OF SPECIAL MEETING

TO SOLICIT ADDITIONAL PROXIES

General

If necessary, including if at the Special Meeting the number of shares of Otonomy’s common stock, present or represented by proxy and voting in favor of the approval of the Plan of Dissolution pursuant to the Dissolution Proposal is insufficient to approve such proposal under Otonomy’s charter and Delaware law, Otonomy intends to move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in respect of the approval of the Dissolution Proposal. In that event, Otonomy will ask Otonomy’s stockholders to vote only upon the Adjournment Proposal during such portion of the Special Meeting, and not upon any of the other proposals to be acted on at the Special Meeting.

In the Adjournment Proposal, Otonomy is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting, from time to time, to a later date or dates, for the purpose of soliciting additional proxies. If the stockholders approve the Adjournment Proposal, Otonomy could adjourn the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously voted.

Recommendation of the Board

The Board believes that if the number of shares of Otonomy’s common stock present or represented by proxy at the Special Meeting and voting in favor of the approval of the Dissolution pursuant to the Dissolution Proposal is insufficient to approve such proposal, it is in the best interests of Otonomy to enable Otonomy to continue to seek to obtain a sufficient number of additional votes to bring about the approval of the Dissolution Proposal.

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of Otonomy’s common stock as of February 3, 2023 for:

•	each of Otonomy’s directors;

•	each of Otonomy’s named executive officers;

•	all of Otonomy’s current directors and executive officers as a group; and

•	each person or group who beneficially owned more than 5% of Otonomy’s common stock.

Otonomy has determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to Otonomy’s knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

Otonomy has based the calculation of the percentage of beneficial ownership on 68,527,264 shares of Otonomy’s common stock outstanding as of February 3, 2023. Otonomy has deemed shares of Otonomy’s common stock subject to stock options that are currently exercisable or exercisable within 60 days of February 3, 2023, to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. Otonomy did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Percentage of Voting Shares Outstanding
5% Stockholders:
Entities affiliated with Baker Bros. Advisors LP (1)	3,448,263	5.03%	5.03%
Suvretta Capital Management, LLC (2)	5,993,689	8.75%	8.75%
Elk Capital Markets UK LTD (3)	4,751,629	6.93%	6.93%
Point72 Asset Management, L.P. (4)	5,450,000	7.95%	7.95%
Executive Officers and Directors:
James Breitmeyer, M.D., Ph.D. (5)	87,500	*	*
Jill M. Broadfoot (6)	11,666	*	*
Vickie Capps (7)	120,000	*	*
Ciara Kennedy, Ph.D. (8)	70,000	*	*
Jay Lichter, Ph.D. (9)	115,000	*	*
Iain McGill (10)	110,000	*	*
Theodore R. Schroeder (11)	125,000	*	*
David A. Weber, Ph.D. (12)	3,933,441	5.44%	*
Paul E. Cayer (13)	1,601,727	2.29%	*
Robert M. Savel, II (14)	224,782	*	*
Alan Foster, Ph.D. (15)	431,732	*	*
All current directors and executive officers as a group (11 persons) (16)	6,830,848	1.09%	9.97%

*	Represents beneficial ownership or voting shares of less than one percent (1%) of the outstanding shares of Otonomy’s common stock.

(1)	Based on an amended Schedule 13G filed by Baker Bros. Advisors LP on November 10, 2022.
(2)	Based on an amended Schedule 13G filed by Suvretta Capital Management, LLC on February 11, 2022.
(3)	Based on a Schedule 13D filed by Elk Capital Markets UK LTD on December 27, 2022.
(4)	Based on a Schedule 13G filed by Point72 Asset Management L.P. on August 2, 2022.
(5)

Includes 87,500 options, with an exercise price ranging from $2.18 to $4.45 per share of common stock, exercisable as of the date that is 60 days after the record date, held by James Breitmeyer, M.D., Ph.D.

(6)	Includes 11,666 options, with an exercise price of $1.42 per share of common stock, exercisable as of the date that is 60 days after the record date, held by Jill M. Broadfoot.
(7)

Includes (i) 3,400 shares of common stock held as of the record date and 115,000 options, with an exercise price ranging from $2.18 to $22.12 per share of common stock, exercisable as of the date that is 60 days after the record date, held by Vickie Capps, and (ii) 1,600 shares of common stock held as of the record date by a family member of Ms. Capps.

(8)	Includes 70,000 options, with an exercise price ranging from $2.18 to $3.56 per share of common stock, exercisable as of the date that is 60 days after the record date, held by Ciara Kennedy, Ph.D.
(9)	Includes 115,000 options, with an exercise price ranging from $2.18 to $22.12 per share of common stock, exercisable as of the date that is 60 days after the record date, held by Jay Lichter, Ph.D.
(10)	Includes 110,000 options, with an exercise price ranging from $2.18 to $16.05 per share of common stock, exercisable as of the date that is 60 days after the record date, held by Iain McGill.
(11)

Includes 125,000 options, with an exercise price ranging from $2.18 to $23.50 per share of common stock, exercisable as of the date that is 60 days after the record date, held by Theodore R. Schroeder.

(12)

Includes (i) 166,103 shares of common stock held outright and 3,767,338 options, with an exercise price ranging from $1.76 to $6.33 per share of common stock exercisable as of the date that is 60 days after the record date, held by David A. Weber, Ph.D., and (ii) 21,876 shares of common stock held outright and by The Weber Trust Dated March 9, 2005.

(13)

Includes (i) 117,0673 shares of common stock held outright and (ii) 1,524,714 options, with an exercise price ranging from $1.76 to $6.33 per share of common stock, exercisable as of the date that is 60 days after the record date held by Paul E. Cayer.

(14)

Includes (i) 145,735 shares of common stock held as of the record date by Robert M. Savel, II, and (ii) 79,047 options, with an exercise price of $1.76 per share of common stock, exercisable as of the date that is 60 days after the record date, held by Mr. Savel.

(15)

Includes (i) 130,351 shares of common stock held as of the record date by Alan Foster, Ph.D., and (ii) 322,416 options, with an exercise price ranging from $2.02 to $5.80 per share of common stock, exercisable as of the date that is 60 days after the record date, held by Dr. Foster.

(16)

Includes (i) 6,830,848 shares beneficially owned by our current executive officers and directors and (ii) 6,327,681 shares subject to outstanding options, with an exercise price ranging from $1.42 to $23.50 per share of common stock, exercisable as of the date that is 60 days after the record date.

PROPOSALS OF STOCKHOLDERS FOR 2023 ANNUAL MEETING

Otonomy does not intend to hold future annual meetings of stockholders if the Plan of Dissolution is approved and the Certificate of Dissolution is filed with the Delaware Secretary of State. However, if Otonomy holds an annual meeting of stockholders in 2023, stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with such annual meeting must have submitted their proposals no later than January 6, 2023. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2023 annual meeting of stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Otonomy at ir@otonomy.com or Otonomy’s agent for service of process at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808 not less than 45 nor more than 75 days before the first anniversary of the date on which Otonomy first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting. As a result, any notice given by a stockholder pursuant to these provisions of Otonomy’s bylaws must be received no earlier than February 20, 2023, and no later than March 22, 2023, unless the annual meeting date occurs more than 30 days before or 60 days after June 21, 2023. In that case, Otonomy must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2023 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or the 10th day following the day on which Otonomy first makes a public announcement of the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in Otonomy’s bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about Otonomy’s bylaws and SEC requirements. Otonomy will not consider any proposal or nomination that is not timely or otherwise does not meet the bylaws and SEC requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2023 annual meeting of stockholders must be sent to Otonomy’s Secretary at ir@otonomy.com or Otonomy’s agent for service of process at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. Otonomy reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Otonomy files annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including Otonomy, who file electronically with the SEC. The reports and other information filed by Otonomy with the SEC are also available at Otonomy’s website at www.otonomy.com. The information contained on those websites is specifically not incorporated by reference into this proxy statement.

In addition, the SEC allows Otonomy to incorporate certain information by reference into this proxy statement, which means that Otonomy can disclose important information to its stockholders by referring its stockholders to other documents that Otonomy filed separately with the SEC. Otonomy stockholders should consider the incorporated information as if Otonomy reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

This proxy statement incorporates by reference the documents listed below that Otonomy has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents contain important information about Otonomy, its financial condition or other matters.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022.

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 9, 2022.

Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on July 25, 2022.

Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 10, 2022.

•

Current Reports on Form 8-K filed with the SEC on April 20, 2022, June  23, 2022, August  9, 2022, September  16, 2022, October  24, 2022, and November  18, 2022, December  19, 2022, December  22, 2022, December  29, 2022 and January 30, 2023.

In addition, Otonomy incorporates by reference any future filing it makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K) after the date of this proxy statement and prior to the date of the Special Meeting. Such documents are considered to be a part of this proxy statement, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

APPENDIX A

PLAN OF LIQUIDATION AND DISSOLUTION

OF

OTONOMY, INC.

The following Plan of Liquidation and Dissolution (the “Plan of Dissolution”), dated as of December 13, 2022, shall effect the dissolution and complete liquidation of Otonomy, Inc., a Delaware corporation (the “Company”), in accordance with Section 275 and other applicable provisions of the Delaware General Corporation Law (the “DGCL”).

1. Adoption of Plan. The board of directors of the Company (the “Board of Directors”) has adopted resolutions deeming it advisable and in the best interest of the stockholders of the Company to dissolve and liquidate the Company and adopt the Plan of Dissolution, and will solicit approval of the holders of the Company’s capital stock (the “Capital Stock”) to approve at a special meeting of stockholders the dissolution and liquidation of the Company, adopt the Plan of Dissolution and ratify the Company’s actions taken to date on the Plan of Dissolution. If stockholders holding a majority of the outstanding shares of Capital Stock, voting as a single class on an as-converted basis (the “Requisite Holders”), vote in favor of the proposed dissolution and liquidation of the Company and the adoption of the Plan of Dissolution, the Plan of Dissolution shall constitute the adopted Plan of Dissolution of the Company as of the date of the approval by the Requisite Holders (the “Approval Date”).

2. Cessation of Business Activities. After the Effective Date (as defined below) and in accordance with Section 278 of the DGCL, the Company shall not engage in any business activities except for the purpose of winding up and liquidating its business and affairs, including, but not limited to, prosecuting and defending suits, whether civil, criminal or administrative, by or against the Company, collecting its assets, converting its assets into cash or cash equivalents, discharging or making provision for discharging its liabilities, withdrawing from all jurisdictions in which it is qualified to do business, distributing its remaining property among its stockholders according to their interests, and doing every other act necessary to wind up and liquidate its business and affairs, but not for the purpose of continuing the business for which the Company was organized.

3. Certificate of Dissolution. After the Approval Date, the officers of the Company shall obtain any certificates required from the Delaware tax authorities and, upon obtaining such certificates and paying such taxes as may be owing, and securing the necessary stockholder approvals, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL specifying the date upon which the Certificate of Dissolution will become effective (the “Effective Date”).

4. Liquidation Process. From and after the Effective Date and subject to the provisions hereof, the Company shall complete the following corporate actions:

a. Sale of All or Substantially All of the Non-Cash Assets. The Company shall determine whether and when to collect, sell, exchange, distribute, or otherwise dispose of all or substantially all of its non-cash property and assets, including but not limited to all tangible property, intellectual property and other intangible property, in one or more transactions upon such terms and conditions as the Company, in its absolute discretion, deems expedient and in the best interests of our stockholders, without any further vote or action by the Company’s stockholders. The Company’s non-cash assets and properties may be sold or transferred in one transaction or in several transactions to one or more buyers. The Company shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange and other disposition, the Company shall collect or make provision for the collection of all accounts receivable, debts and claims owing to the Company.

b. Liquidation of Assets. The Company shall determine whether and when to transfer the Company’s property and assets to a liquidating trust (established pursuant to Section 6 hereof).

c. Payment Obligations. The Company shall (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the Company, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company or successor entity, are likely to arise or to become known to the Company or successor entity within 10 years after the Effective Date. Such claims shall be paid as required by applicable law. If there are insufficient assets of the Company, such claims and obligations of the Company shall be paid or provided for in accordance with their priority and, among claims of equal priority, ratably to the extent of assets of the Company legally available therefor. If and to the extent deemed necessary, appropriate or desirable by the Company or the Trustees (as defined in Section 6 below), in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the “Contingency Reserve”) to satisfy such claims and obligations against the Company, including, without limitation, tax obligations, and all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

d. Distributions to Stockholders. Any assets of the Company remaining after the payment of claims or the provision for payment of claims and obligations of the Company as provided in subsection (c) above shall be distributed by the Company pro rata to its stockholders. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board of Directors or the Trustees, in their absolute discretion, may determine.

5. Cancellation of Capital Stock. The distributions to stockholders pursuant to Sections 4 and 8 (the “Liquidating Distribution”) shall be in complete redemption and cancellation of all of the outstanding shares of Capital Stock. As a condition to receipt of any Liquidating Distribution, the Board of Directors or the Trustees, in their absolute discretion, may require the stockholders to (i) surrender their certificates evidencing the Capital Stock to the Company or its agents for recording of such distributions thereon, or (ii) furnish the Company with evidence satisfactory to the Board of Directors or the Trustees of the loss, theft or destruction of their certificates evidencing the Capital Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board of Directors or the Trustees. The Board of Directors, in its absolute discretion, may direct that the Company’s stock transfer books be closed and recording of transfers of Capital Stock discontinued as of the earliest of (w) the Effective Date, (x) the close of business on the record date fixed by the Board of Directors for the first or any subsequent installment of any Liquidating Distribution, (y) the close of business on the date on which the remaining assets of the Company are transferred to the Trust, or (z) the date on which the Company files its Certificate of Dissolution under the DGCL (such date, the “Record Date”), and thereafter certificates representing shares of Capital Stock will not be assignable or transferable on the books of the Company except by will, intestate succession or operation of law.

6. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board of Directors, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the stockholders in accordance with the provisions hereof, as a final Liquidating Distribution or from time to time, the Company may transfer to one or more liquidating trustees, for the benefit of its stockholders (the “Trustees”) under a liquidating trust (the “Trust”), any assets of the Company, including cash, intended for distribution to creditors and stockholders not disposed of at the time of dissolution of the Company, including the Contingency Reserve. The Board of Directors is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee or Trustees for the benefit of the stockholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the claims and obligations of the Company as provided in Section 4(b) hereof, including, without limitation, any unsatisfied claims and unknown or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the stockholders for the purposes of Section 4(d) of this Plan. Any such conveyance to the Trustees shall be treated for U.S federal and state income tax purposes as if the Company made such distribution to the stockholders and the assets conveyed shall be held in trust for the stockholders of the Company. The Company, subject to this Section 6 and as authorized by the Board of Directors, in its absolute discretion, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board of Directors, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of the Plan of Dissolution by holders of a majority of the outstanding shares of Capital Stock shall constitute the approval of the stockholders of any such appointment, any such liquidating trust agreement and any transfer of assets by the Company to the Trust as their act and as a part hereof as if herein written.

7. Abandoned Property. If any Liquidating Distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificates evidencing the Capital Stock as required hereunder or for any other reason, then the distribution to which such stockholder is entitled (unless transferred to the Trust established pursuant to Section 6) shall be transferred, at such time as the final Liquidating Distribution is made by the Company, to the extent permitted by law, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

8. Final Liquidating Distribution. Whether or not a Trust shall have been previously established pursuant to Section 6, if it should not be feasible for the Company to make the final Liquidating Distribution to its stockholders of all assets and all properties of the Company prior to the third anniversary of the filing of its Certificate of Dissolution, then, on or before such date, the Company shall be required to establish a Trust and transfer any remaining assets and properties (including, without limitation, any uncollected claims, contingent assets and the Contingency Reserve) to the Trustees as set forth in Section 6. Not more than three years from the date of its creation, the liquidating trust shall make a final distribution of any remaining assets to the holders of the beneficial interests of the Trust. Any such distribution shall be only in the form of cash.

9. Stockholder Consent to Sale of Assets. Approval of the proposed dissolution and adoption of the Plan of Dissolution by the Requisite Holders shall constitute the approval of the stockholders of the Company of the dissolution of the Company and the sale, exchange or other disposition in liquidation of all or substantially all of the property and assets of the Company pursuant to the terms hereof, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of the Plan of Dissolution.

10. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, pay any brokerage, agency, professional, legal and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution shall constitute approval of such payments by the stockholders of the Company.

11. Employees and Independent Contractors. In connection with effecting the dissolution of the Company and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the absolute discretion of the Board of Directors, hire employees and retain independent contractors and agents as the Board of Directors deems necessary or desirable to supervise the dissolution and liquidation. The Company may, in the absolute discretion of the Board of Directors, but subject to applicable legal and regulatory requirements, pay the Company’s officers, directors, employees, independent contractors, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, in money or other property, as severance, bonus, or in any other form, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, or otherwise necessary retain the services of any of them, in connection with the implementation of the Plan of Dissolution. Adoption of the Plan of Dissolution shall constitute approval of any such compensation by the stockholders of the Company.

12. Indemnification. The Company shall continue to indemnify its officers, directors, employees, independent contractors and agents to the maximum extent specified under existing agreements and in accordance with applicable law, its certificate of incorporation and bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of the affairs of the Company and shall indemnify the Trustees and its agents on similar terms. The Company’s obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board of Directors and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance for the benefit of such officers, directors, employees, independent contractors, agents and Trustees to the extent permitted by law and as may be necessary or appropriate to cover the Company’s obligations hereunder, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect.

13. Amendment, Modification or Abandonment of Plan. If for any reason the Board of Directors determines that such action would be in the best interest of the Company, the Board of Directors may, in its sole discretion and without requiring further stockholder approval, revoke, amend or modify the Plan of Dissolution and all action contemplated thereunder, to the extent permitted by the DGCL. The Board of Directors may not amend or modify the Plan of Dissolution under circumstances that would require additional stockholder approval under the DGCL and the federal securities laws without complying with the DGCL and the federal securities laws. Upon the revocation or abandonment of the Plan of Dissolution, the Plan of Dissolution shall be void.

14. Power of Board of Directors and Officers. The Board of Directors is hereby authorized, without further action by the Company’s stockholders, to do and perform, or cause the officers of the Company, subject to approval of the Board of Directors, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable, in the absolute discretion of the Board of Directors, to implement the Plan of Dissolution and the transactions contemplated hereby, including, without limitation, all filings or acts required by any state or Federal law or regulation to wind up its affairs.

SCAN TO
VIEW MATERIALS & VOTE w
OTONOMY, INC.
C/O PROXY SERVICES VOTE BY INTERNET
P.O. BOX 9142 Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
FARMINGDALE, NY 11735
Use the Internet to transmit your voting instructions and for electronic delivery of information.
Vote by 11:59 p.m. Eastern Time on March 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/OTIC2023SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M.
Eastern Time on March 23, 2023. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D97254-Z84498 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
OTONOMY, INC.
The Board of Directors recommends you vote FOR proposals 1 and 2: For Against Abstain
1. To approve the voluntary dissolution and liquidation of Otonomy, Inc. ! ! !
2. To approve the grant of discretionary authority to Otonomy, Inc.’s board of directors to adjourn the special meeting, from time to time, to a later date ! ! !
or dates, even if a quorum is present, to solicit additional proxies in the event that there are insufficient shares present in person (including virtually) or by proxy voting in favor of proposal 1.
NOTE: Such other business that may properly come before the special meeting or any adjournments or postponements of the special meeting by or at the direction of Otonomy, Inc.’s board of directors.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.
D97255-Z84498
OTONOMY, INC.
Special Meeting of Stockholders
March 24, 2023, 8:00 AM PT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Paul E. Cayer and Michael Fein, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of OTONOMY, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders, to be held via live webcast at 8:00 a.m. PT on March 24, 2023 at www.virtualshareholdermeeting.com/OTIC2023SM, and any adjournment, postponement or other delay thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side